EXHIBIT 2.1


                                                                         6-3-97

===============================================================================



                            ASSET PURCHASE AGREEMENT

                                      among

                            AQUA CARE SYSTEMS, INC.,

                                       and

                              ACS ACQUISITION CORP.

                                       and

                            DURCO INTERNATIONAL INC.

                                   Dated as of

                                  June __, 1997

===============================================================================

                                TABLE OF CONTENTS


SECTION                     CAPTION                                  PAGE
-------                     -------                                  ----

   1         Definitions............................
   2         Purchase and Sale of the Assets........
   3         Purchase Price; Payment................
   4         Post-Closing Adjustments...............
   5         Representations and Warranties
             of Seller..............................
   6         Representations and Warranties
             of Purchaser...........................
   7         Other Obligations and Covenants........
   8         Conditions to Purchaser's Obligations..
   9         Conditions to Seller's Obligations.....
  10         Closing................................
  11         Survival and Indemnification...........
  12         Non-Competition Covenant...............
  13         Damage or Destruction of Assets........
  14         Miscellaneous..........................


                                    EXHIBITS


                                                                     SECTION
DESIGNATION                    DESCRIPTION                          REFERENCE
-----------                    -----------                          ---------

    A                 Description of Assets.............                1
    B                 Retained Assets...................                1
    C                 Assumed Obligations...............                1
    D                 Assumed Contracts.................                1
    E                 Allocation of Purchase Price......              3.2
    F                 Aqua Care Warrants (250,000
                        shares).........................                1
    F-1               Aqua Care Warrants (150,000
                        shares..........................                1
    G                 Limited Warranty Deed.............             10.3(a)
    H                 Bill of Sale and General
                       Instrument of Transfer...........             10.3(b)
    I                 Assumption Agreement..............             10.4(b)
    J                 Computer Services Agreement.......             10.5(a)
    K                 Independent Sales Representation
                       Agreement........................             10.5(b)
    L                 Trademark License Agreement.......             10.5(c)
    M                 Financial Statements..............                1
    N                 Promissory Note...................              3.3(a)
    O                 Security Agreement................              3.6
    P                 Mortgage..........................              3.6
    Q                 Guaranty Agreement................              3.6

    R                 FSD Statement of Net Assets as of
                       April 30, 1997...................              4.2(a)

                                SELLER SCHEDULES

 DESIGNATION AND
SECTION REFERENCE                             DESCRIPTION
-----------------                             -----------

     5.6                      Equipment with Net Book Value Exceeding $1,000.
     5.7                      Exceptions to Seller's Title to Personal Property
     5.8                      Real Property
     5.11                     Governmental Actions Affecting Property
     5.14                     Assumed Contracts
     5.15 List of Exceptions to Permits, Licenses, Franchises and Governmental Approvals or Authorizations
     5.16                     Licenses, Patents, Trademarks, Trade Names, and
                              Copyrights
     5.17                     Employment Agreements and Benefit Plans
     5.19                     Employees
     5.20                     Bargain Contracts
     5.22                     Litigation
     5.24                     Action Other than in Ordinary Course
     5.26                     Environmental Matters
     5.27                     Required Consents and Approvals
     5.28                     Adverse Effects or Changes


                               PURCHASER SCHEDULES

 DESIGNATION AND
SECTION REFERENCE                         DESCRIPTION
-----------------                         -----------

     6.6                      Litigation
     6.8                      Action Other than in Ordinary Course

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is being executed as of the ___ day of June, 1997 among AQUA CARE SYSTEMS, INC., a Delaware corporation ("ACS"), ACS ACQUISITION CORP., a New York corporation ("Purchaser"), and DURCO INTERNATIONAL INC., a New York corporation formerly known as The Duriron Company, Inc. ("Seller"), under the following circumstances:

              A. Seller owns and operates a division in Angola, New York known as the Filtration Systems Division ("FSD"). FSD is engaged in the manufacture and sale of filtration equipment and metering pumps.

              B. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the business and substantially all of the assets of FSD.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement and any exhibit hereto, the following terms have the following meanings:

         "Adjusted Purchase Price" has the meaning indicated in Subsection
4.2(d).

         "Aqua Care Warrants" means warrants, in the form of EXHIBITS F AND F-1, to purchase 250,000 shares and 150,000 shares, respectively, of Common Stock of ACS.

         "Assets" means all assets described on EXHIBIT A that are both (i) owned by Seller as of the Closing, and (ii) directly related to the Business in Angola, New York.

         "Assumed Contracts" means the leases, contracts and agreements described or listed on EXHIBIT D.

         "Assumed Obligations" means the obligations and liabilities, existing as of the time of the Closing and relating to the operation of FSD, listed on EXHIBIT C.

         "Best of the Knowledge" of a party means that after reasonable inquiry with respect to the subject matter of any such opinion, no information has come to the attention of (a) for ACS, an officer of ACS, (b) for Purchaser, an officer of Purchaser or ACS, and (c) for Seller, an officer involved in the operation of FSD or the general manager of FSD, which, in any case, would give such party actual knowledge of the existence or non-existence of any relevant facts.

         "Business" means the business of FSD as conducted at the FSD facilities in Angola, New York and consists of the manufacture and sale of filtration equipment and metering pumps.

         "Closing" means the closing for which provision is made in Section 10.

         "Closing Statement of Net Assets" has the meaning indicated in Subsection 4.2(a).

         "Collective Bargaining Agreement" means the agreement described in
Section 7.8.

         "Encumbrances" has the meaning indicated in Subsection 5.7.

         "Environmental Claim" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent, decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective or other response action in connection with a Hazardous Material, an Environmental Law or other order of a Governmental Authority, or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Law" means any current or future legal requirement pertaining to (1) the protection of health, safety and the indoor or outdoor environment, (2) the conservation, management or use of natural resources and wildlife, (3) the protection or use of surface water and groundwater, (4) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (5) pollution (including any Release to air, land, surface water, and groundwater), and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. /section/ 9601, et seq. ("SARA"), Solid Waste Disposal Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. /section/ 6901, et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. /section/ 1251, et seq., Clean Air Act of 1966, as amended, 42 U.S.C. /section/ 7401, et seq., Toxic Substance Control Act of 1976, 15 U.S.C. /section/ 2601, et seq., Hazardous Material Transportation Act, 49 U.S.C. /section/ 1801, et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. /section/ 651, et seq., Oil Pollution Act of 1990, 33 U.S.C. /section/

2701, et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. /section/ 11001, et seq., National Environmental Policy Act of 1969, 42 U.S.C. /section/ 4321, et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. /section/ 300(f), et seq., any similar, implementation or successor law, and any amendment, rule, regulation, order or directive issued thereunder.

         "Equipment" means all vehicles, equipment, furniture and fixtures owned by Seller that are, as of the time of the Closing, used in the Business at Angola, New York.

         "Exhibit" means one of the exhibits attached to this Agreement.

         "Final Statement of Net Assets" has the meaning indicated in Subsection 4.2(c)

         "Financial Statements" means the balance sheet of FSD as of December 31, 1996 and the related statements of revenues and operating expenses and cash flows of FSD for the 12 months ended December 31, 1995 and December 31, 1996, which are attached to this Agreement as Exhibit M.

         "FSD Balance Sheet" means the balance sheet of FSD as of December 31, 1996 included in the Financial Statements.

         "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof or any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government action, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

         "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, and includes, without limitation, (1) any medical waste,
(2) asbestos, polychlorinated biphyenls and petroleum (including crude oil or any faction thereof) and (3) any such material classified or regulated as "hazardous" or "toxic" pursuant to CERCLA, as amended by SARA, Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 ("RCRA") and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. /section/ 6901, et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. /section/ 1251, et seq., Clean Air Act of 1966, as amended, 42 U.S.C. /section/ 7401, et seq., Toxic Substances Control Act of 1976, 15 U.S.C. /section/ 2601, et seq., or Hazardous Materials Transportation Act, 49 U.S.C. App. /section/ 1801, et seq.

         "Hazardous Material Activity" means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

         "Inventory" means all goods, stores, and supplies held in inventory by FSD on the date of the Closing.

         "Loss" means liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorney's fees and expenses and costs of investigation and litigation).

         "Material Adverse Effect" means an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, conditions (financial or otherwise) or prospects of the Business which is materially adverse to the Business.

         "Purchase Price" has the meaning indicated in Subsection 3.1.

         "Purchaser Schedules" means the schedules delivered by Purchaser to Seller pursuant to this Agreement. The Purchaser Schedules are identified by the signature of an officer of Purchaser or ACS on the cover sheet of the Purchaser Schedules.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and other receptacles containing or previously containing any Hazardous Material.

         "Reference Statement of Net Assets" has the meaning indicated in Subsection 4.2(a).

         "Retained Assets" means the assets, rights and interests described or listed on EXHIBIT B.

         "Seller Schedules" means the schedules delivered by Seller to Purchaser pursuant to this Agreement. The Seller Schedules are identified by the signature of an officer of Seller on the cover sheet of the Seller Schedules.

         Additional terms are defined in the text of this Agreement.

         SECTION 2. PURCHASE AND SALE OF THE ASSETS.

         2.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing (i) Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase, accept and receive from Seller, all right, title and interest of Seller in, to or arising from the Assets, and (ii) Purchaser shall assume and agree to satisfy and discharge (x) the Assumed Obligations and (y) the post-closing obligations of Seller under the Assumed Contracts.

         2.2 LIMITATION ON ASSUMED LIABILITIES. Except as otherwise specifically provided in Subsection 2.1 or elsewhere in this Agreement, Purchaser will not assume and shall not be liable for any debt, obligation, responsibility or liability of Seller, whether known or unknown, contingent or absolute, or otherwise, including, without limitation, any liabilities or obligations of Seller arising from Seller's conduct of the Business prior to the Closing.

         SECTION 3. PURCHASE PRICE; PAYMENT.

         3.1 CONSIDERATION. Subject to adjustment as provided in Section 4, the purchase price of the Assets and the consideration for Seller's non-competition agreement set forth in Section 12.1 (the "Purchase Price") shall be equal to the sum of (i)$4,991,216 (being the remainder of $7,120,000 minus the amount of the accounts receivable and other assets shown on the Reference Statement of Net Assets) plus (ii) the amount (not to exceed $1,780,000) of the Assumed Obligations plus (iii) the value of the Aqua Care Warrants. For purposes of this Agreement, the Aqua Care Warrants shall be considered to have a value of $5,000.

         3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets in the manner indicated in EXHIBIT E.

         3.3 PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be payable in the following manner:

                  (a) At the Closing, Purchaser shall (i) pay $2,549,819 in cash to Seller, (ii) shall assume and agree to satisfy and discharge the Assumed Obligations, and (iii) deliver to Seller Purchaser's Promissory
         Note in the principal amount of $2,441,397 in the form of EXHIBIT N (the "Promissory Note") representing the balance of the Purchase Price. The portion of the Purchase Price represented by the Promissory Note shall be payable as provided therein. The Purchase Price, and the principal amount of the Promissory Note, will be subject to adjustment in accordance with Subsection

         4.2. To the extent that the Assumed Obligations would otherwise exceed $1,780,000, adjustment shall be made in accordance with Subsection 4.1.

                  (b) At the Closing, ACS shall issue and Purchaser shall deliver to Seller the Aqua Care Warrants.

         3.4 METHOD OF PAYMENT. Payment of the cash portion of the Purchase Price shall, unless otherwise agreed by Seller, be made by Purchaser by wire transfer of funds to an account designated by Seller.

         3.5 ADJUSTMENTS AND PRORATIONS. Real property taxes and assessments, school taxes, personal property taxes and related expenses associated with the sale of real property shall be pro-rated between Seller and Purchaser as of the Closing in accordance with the custom in Erie County, New York.

         3.6 SECURITY FOR PROMISSORY NOTE. As security for the Promissory Note, Purchaser shall, at the Closing, execute and deliver to Seller (i) a Security Agreement in the form of EXHIBIT O, and (ii) a Mortgage in the form of EXHIBIT
P. In addition, ACS shall, at the Closing, execute and deliver to Seller the Guaranty Agreement in the form of EXHIBIT Q. Purchaser shall pay or reimburse Seller for any filing or recording fees, taxes or charges relating to the Promissory Note, the Security Agreement, and the Mortgage.

         3.7 NO RIGHT OF OFFSET. Purchaser shall have no right to withhold any payment due under the Promissory Note, or exercise any right of offset with respect thereto, on the basis that Purchaser possesses an unsatisfied claim against Seller under the Seller Indemnification Obligations (as defined in Section 11.2) or otherwise. In the event that Purchaser in good faith believes that it has a valid unsatisfied claim under the Seller Indemnification Obligations, Purchaser may, rather than making payment to Seller of amounts due under the Promissory Note, pay such amounts (to the extent of such claim) into an interest bearing escrow account with an independent third party bank (the "Escrow Agent") reasonably satisfactory to Seller. The payment to the Escrow Agent shall be made pursuant to an Escrow Agreement among Purchaser, Seller and Escrow Agent, the terms of which shall be reasonably satisfactory to all parties. Subject to the specific terms of the Escrow Agreement, amounts paid into (or earned on) the escrow account shall be held, pending resolution of Purchaser's claim for indemnification. The payment of the funds into the escrow account shall be a prerequisite to Purchaser's right to assert a claim under the Seller Indemnification Obligations.

         SECTION 4. POST-CLOSING ADJUSTMENTS.

         4.1 ADJUSTMENT OF ASSUMED OBLIGATIONS. As promptly as possible after the Closing, Seller shall compute the amount of the Assumed Obligations (without regard to the $1,780,000 limitation) as of the time of the Closing. Seller shall furnish to Purchaser a summary, by category and amount, of the Assumed Obligations (the "Assumed Obligation Listing"). To the extent that the Assumed Obligation Listing indicates that the Assumed Obligations would otherwise exceed $1,780,000, Seller shall, at its option, either (i) itself discharge such amount of the Assumed Obligations as is required to reduce the amount of the Assumed Obligations assumed by Purchaser to $1,780,000, or (ii) reimburse Purchaser in cash for such of the Assumed Obligations (as identified and selected by Seller) as equals the excess of the Assumed Obligations over $1,780,000.

         4.2 PREPARATION OF CLOSING STATEMENT OF NET ASSETS; ADJUSTMENT OF PURCHASE PRICE. (a) As promptly as practical after the Closing, Seller shall cause to be prepared and delivered to Purchaser a Statement of Net Assets of FSD as of the close of business on the last business day of the last month preceding the Closing (the "Closing Statement of Net Assets"). Purchaser shall cooperate (at no charge to Seller) in the preparation of the Closing Statement of Net Assets. The Closing Statement of Net Assets shall be prepared on the same basis as the Statement of Net Assets of FSD as of April 30, 1997 attached hereto as Exhibit R (the "Reference Statement of Net Assets"), except that the completed contract method of accounting shall be used with respect to all orders in preparing the Closing Statement of Net Assets.

         (b) Purchaser shall have 15 days following receipt of the Closing Statement of Net Assets to notify Seller of any dispute concerning any item contained in the Closing Statement of Net Assets, which notice (the "Notice of Dispute") shall set forth in reasonable detail the basis for such dispute. If Purchaser fails to notify Seller of any such dispute within such 15 day period, the Closing Statement of Net Assets shall be considered to have been accepted by Purchaser and shall be deemed to be final. In the event that Purchaser shall so notify Seller of any dispute, Purchaser and Seller shall cooperate in good faith to resolve such dispute as promptly as possible.

         (c) If Purchaser and Seller are unable to resolve any such dispute within 20 days after Purchaser's delivery of the Notice of Dispute, such dispute shall be resolved by an independent accounting firm (the "Independent Accounting Firm"), and the determination by the Independent Accounting Firm shall be final and binding on the parties. If Purchaser and Seller cannot mutually agree on the identity of the Independent Accounting Firm, Purchaser and Seller shall each submit to the other the name of a big six accounting firm which does not at the time and has not in the prior two years provided services to Purchaser or Seller (or any affiliate of either), and the independent accounting firm shall be selected by lot from these two firms in a manner agreed by Purchaser and Seller. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated and paid as provided in Subsection 4.2(h). The Independent Accounting Firm shall be instructed to use reasonable efforts to perform its services within 30 days of submission of the Closing Statement of Net Assets and Notice of Dispute to it and, in any event, as promptly as practicable after such submission. The Closing Statement of Net Assets, as modified by resolution of any disputes as provided in this paragraph or, if applicable, as accepted and agreed by the parties pursuant to the preceding paragraphs, shall be the "Final Statement of Net Assets."

         (d) Following preparation of the Final Statement of Net Assets, the Purchase Price shall be adjusted for changes in Adjusted Parent-Company Invested Capital in accordance with Subsection 4.2(f). The adjustment to the Purchase Price shall be made in the manner provided in Subsection 4.2(g). The final Purchase Price, as so adjusted, is referred to as the "Adjusted Purchase Price."

         (e) As used herein, "Adjusted Parent-Company Invested Capital" means Parent-Company Adjusted Capital of FSD adjusted, however, to disregard accounts receivable, other assets, and notes payable (all as reflected, for example, on the Reference Statement of Net Assets).

         (f) The Purchase Price shall be increased by the amount by which Adjusted Parent-Company Invested Capital as determined from the Final Statement of Net Assets exceeds Adjusted Parent-Company Invested Capital as determined from the Reference Statement of Net Assets, and the Purchase Price shall be decreased by the amount by which Adjusted Parent-Company Invested Capital as determined from the Reference Statement of Net Assets exceeds Adjusted Parent-Company Net Assets as determined from the Final Statement of Net Assets, as the case may be.

         (g) In the event that the Purchase Price adjustment called for by this Subsection 4.2 results in a reduction of the Purchase Price, such reduction shall be accomplished by an equal reduction, retroactive to the date of the Closing, in the principal amount of the Promissory Note. In the event the Purchase Price adjustment called for by this Section 4.2 results in an increase in the Purchase Price, such increase shall be accomplished by an equal increase, retroactive to the date of the Closing, in the principal amount of the Promissory Note. The increased portion of the principal amount shall bear interest from the date of the Closing at the rate of 18% per annum. Any change (increase or decrease) in principal amount shall be made by amendment of the Promissory Note. The amount of any increase in such principal amount shall be due and payable in full 90 days after the date of the amendment but in no event later than November 30, 1997.

         (h) In the event the Independent Accounting Firm is engaged to resolve disputes concerning the Closing Statement of Net Assets, and in the event that the Adjusted Purchase Price as determined from the Final Statement of Net Assets approved by the Independent Accounting Firm is less 97% of the Adjusted Purchase Price as determined on the basis of the Closing Statement of Net Assets prepared by Seller (as the same may be modified by Seller prior to submission of the dispute to the Independent Accounting Firm), then Seller shall pay all expenses relating to the engagement of the Independent Accounting Firm. Otherwise, such expenses shall be paid by Purchaser.

         4.3 ADJUSTMENT FOR CERTAIN COLLECTIONS AND PAYMENTS. Periodically but no less frequently than every week until 28 days after the Closing and monthly thereafter, (i) Purchaser shall remit without interest to Seller or a bank account designated by Purchaser all payments or checks made to Purchaser with respect to accounts receivable or other assets not included in the Assets; (ii) Purchaser shall, upon receipt of proper documentation, reimburse Seller for any payments made by Seller of any Assumed Obligation; and (iii) Seller shall, upon receipt of proper documentation, reimburse Purchaser for any payment by Purchaser of a valid obligation of Seller which is not an Assumed Obligation.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows (i) as of the date of this Agreement and
(ii) as of the time of the Closing with the same force and effect as if made at and as of the time of the Closing:

         5.1 ACCURACY OF SELLER SCHEDULES. Seller has heretofore delivered to Purchaser two identical sets of the Seller Schedules. Each Seller Schedule is true, accurate and complete.

         5.2 ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

         5.3 CORPORATE AUTHORITY. The execution and delivery of this Agreement by Seller and each of the documents to be delivered by it at the Closing, and the performance by Seller of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate actions and proceedings. Seller is not a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment of any of the terms and conditions of this Agreement or compliance with any of its obligations hereunder.

         5.4 VALID AND BINDING OBLIGATIONS. This Agreement is valid and legally binding upon Seller and is enforceable in accordance with its terms. Each of the documents to be delivered by Seller at the Closing will be valid and legally binding upon Seller and enforceable in accordance with its terms. Neither the execution and delivery of this Agreement and the other documents contemplated by this Agreement nor the performance by Seller of the terms and provisions hereof or thereof will (a) violate the Certificate of Incorporation or By-Laws of Seller, (b) result in a breach or violation of any term or provision of, or constitute a default under, any indenture, mortgage, lease, or other agreement or instrument to which Seller is a party or by which any of the Assets are bound, (c) violate any law, statute, regulation, ordinance, rule, order, decree, judgement, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority which would, if enforced, have a Material Adverse Effect on the Business, or (d) result in the creation of any mortgage, lien (except for the lien of taxes not yet due), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon the Assets which would, if enforced, have a Material Adverse Effect on the Business.

         5.5 SUFFICIENCY OF ASSETS. The Assets, together with the equipment covered by the equipment leases included in the Assumed Contracts (the "Equipment Leases"), constitute all assets directly used in or necessary for the conduct of the Business as now being conducted by Seller, except for (i) Seller's mainframe computer, office equipment and books and records located away from the Business site, and (ii) the Retained Assets. Seller will, upon request, provide copies of all such books and records for Purchaser's use in the continued operation of the Business.

         5.6 EQUIPMENT. Set forth in Schedule 5.6 is a complete list of each item of Equipment having, as of January 13, 1997, a book value in excess of $1,000. There have been and will be no material dispositions of such items of Equipment from January 13, 1997 to the date of the Closing.

         5.7 TITLE TO PERSONAL PROPERTY. All tangible and intangible personal property comprising a part of the Assets is owned by Seller (other than equipment subject to the Equipment Leases). Except as otherwise indicated in
Schedule 5.7, Seller has good and marketable title to all tangible and intangible personal property owned by it which comprises a part of the Assets (other than Equipment subject to the Equipment Leases), free and clear of all liens, encumbrances, security interests, assessments, covenants, reservations, commitments, and restrictions of any nature whatsoever (collectively, "Encumbrances"). Upon transfer to Purchaser at the Closing, Purchaser will have good and marketable title to all tangible and intangible personal property which comprises a part of the Assets, free and clear of all Encumbrances.

         5.8 REAL PROPERTY. (a) The descriptions which are set forth in Schedule
5.8 are true and complete descriptions of all real property owned by Seller and comprising a part of the Assets (the "Real Property"). Seller has good record and marketable title in fee simple to the Real Property, free and clear of all Encumbrances other than (i) easements and restrictions of record, (ii) all legal highways, (iii) real and personal property taxes and assessments becoming due and payable after the Closing, and (iv) building and zoning laws, ordinances and regulations.

         (b) All of the buildings, structures, improvements and appurtenances situated on the Real Property are in substantially good operating condition and substantially a good state of repair, ordinary wear and tear excepted. Upon transfer to Purchaser of the Real Property, the Purchaser will have good and marketable title to the Real Property, free and clear of all encumbrances other than as provided herein.

         5.9 REAL PROPERTY LEASE. None of the real property used by FSD is subject to any lease.

         5.10 CONDITION OF THE ASSETS. The Assets are adequate and suitable for the purposes for which they are used in the current operations of the Business, normal wear and tear excepted. No asbestos, asbestos-containing material, PCB compounds or other pollutants, contaminants or hazardous or toxic wastes are located on any portion of the Real Property, except possibly in insignificant amounts or concentrations.

         5.11 GOVERNMENTAL ACTIONS AFFECTING PROPERTY. Except as set forth on
Schedule 5.11, to the Best of the Knowledge of Seller, the Real Property and the real property subject to the Real Property Lease comply in all material respects with applicable building and zoning laws, ordinances, codes and regulations, and all applicable restrictions or covenants thereby. There are no claims by any governmental body pending or, to the Best of the Knowledge of Seller, threatened against Seller or, to the best of the Knowledge of Seller, pending or threatened against any third parties, alleging a violation of any law or any building, zoning, or other ordinance, code, or regulation affecting the Real Property. There is not pending or, to the Best of the Knowledge of Seller, threatened, any proceeding or government action to condemn or take by the power of eminent domain or to classify as a landmark or to impose a special assessment on any Real Property.

         5.12 [Reserved]

         5.13 PREPAID EXPENSES. All prepaid expenses, if any, included in the Assets represent BONA FIDE prepayments made by Seller, and full credit for such prepaids will, after the Closing, be afforded to Purchaser by the persons who received such prepayments from Seller.

         5.14 VALIDITY OF ASSUMED CONTRACTS. Except as set forth on Schedule 5.14, each Assumed Contract is lawful, valid, binding, and in full force and effect, and Seller is not in default under any Assumed Contract and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default by Seller thereunder. Except as set forth on Schedule 5.14, to the Best of the Knowledge of Seller, no other party to any Assumed Contract is in default thereunder and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default by such other party thereunder. Information concerning sales representatives and distributors of FSD is included in Schedule 5.14 (such information being as of the dates indicated therein).

         5.15 PERMITS, LICENSES, ETC. Except as set forth on Schedule 5.15, there are no permits, licenses, franchises, or governmental approvals or authorizations necessary to own the Assets or to conduct the Business. Seller has obtained, and is in substantial compliance with, all such items listed in
Schedule 5.15 and all such items are currently in full force and effect. No revocation, cancellation or withdrawal has been threatened to the Best of the Knowledge of Seller.

         5.16 PATENTS, TRADEMARKS, ETC. Set forth in Schedule 5.16 is a complete list of all licenses, patents, trademarks, trade names, and copyrights, and all pending applications, if any, for any of the same, included in the Assets, together with a summary description of and full information concerning the filing, registration, issuance, or licensing thereof. Except as otherwise indicated in Schedule 5.16, Seller owns all such patents, trademarks, trade names, copyrights, and applications, and all of the same are validly assignable to Purchaser. To the Best of the Knowledge of Seller, Seller's use of the same does not, and Purchaser's use will not, infringe the rights of any other party. No licenses, sublicenses, or agreements have been granted or entered into by Seller in respect of such patents, trademarks, trade names, copyrights, or applications. To the Best of the Knowledge of Seller, no other patents, trademarks, trade names, copyrights or licenses (other than the Trademark License Agreement to which reference is made in Section 10.5) are necessary for the conduct of the Business as now conducted by Seller or to avoid infringement of the rights of any other party.

         5.17 EMPLOYMENT AGREEMENTS AND BENEFIT PLANS. Set forth in Schedule
5.17 is a complete list of (i) all employment agreements presently in effect covering FSD employees; (ii) all pension, profit sharing, retirement, deferred compensation, bonus, health, medical, life insurance, severance pay, welfare, and all other fringe benefit programs provided for FSD employees; and (iii) the categories of employees covered by each such agreement, contract, plan, or program. Seller will not announce, prior to the Closing, any changes in any FSD employee benefit plan or fringe benefit program as presently in effect. With respect to each plan, program, arrangement agreement or policy listed on
Schedule 5.17 (the "Benefit Plans") and to the extent applicable (a) since December 31, 1991, there has been no material violation of any applicable provision of the Employee Retirement Income Security Act of 1974 ("ERISA"), (b) each Benefit Plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") or for any other tax exempt or tax favored status under the Code, so qualifies, (c) Seller is not subject to any outstanding or potential liability or obligation, direct or indirect (other than any such liability or obligation incurred in the ordinary course of business, and is so reflected in the books and records of the Benefit Plan), and (d) there are no actual or potential claims or actions (other than claims for benefits in the normal course).

         5.18 EMPLOYMENT PRACTICES. Seller has paid in full to FSD employees all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them, other than amounts which have not yet become payable in accordance with Seller's customary practices.

         5.19 EMPLOYEES. Schedule 5.19 sets forth the name, title or responsibility, and annual rate of compensation of each FSD employee.

         5.20 BARGAIN CONTRACTS. Except as set forth on Schedule 5.20, to the Best of the Knowledge of Seller, no Assumed Contract calls for (i) the purchasing by Seller of any goods or services at prices substantially in excess of prevailing market prices on the date of this Agreement, or (ii) the sale by Seller of any goods or services at prices substantially below prevailing market prices on the date of this Agreement.

         5.21 NO VIOLATIONS. To the Best of the Knowledge of Seller, the Business is not being conducted in material violation of any federal, state, or local law, statute, ordinance, rule, regulation, or court or administrative order.

         5.22 LITIGATION. Except as set forth on Schedule 5.22, there are no material suits, actions, claims, investigations, or proceedings anticipated or pending or, to the Best of the Knowledge of Seller, threatened against or affecting the Business or the Assets. No suit, action, claim, investigation or proceeding described on Schedule 5.22 has had or will have a Material Adverse Effect on the Business or the Assets if determined adverse to the Business's interests.

         5.23 FINANCIAL STATEMENTS. The Financial Statements are attached to this Agreement as Exhibit M. The Financial Statements have been prepared in accordance with generally accepting accounting practices ("GAAP") consistently applied as applicable to the financial statements of a division which is to be sold. The Financial Statements present fairly the financial position, assets and liabilities of the Business of Seller as of the date thereof and the revenues, expenses, results of operations and cash flows of the Business for the periods so covered, except that assets and liabilities not included in the Assets and Assumed Obligations have been excluded. Subject to the foregoing, the Financial Statements are in accordance with the books and records of Seller, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Financial Statements make full and adequate disclosure of, or provision for, all obligations and liabilities of the Business (of the type required to be disclosed on a balance sheet prepared in accordance with GAAP), which are not immaterial, as of the date thereof. Since December 31, 1996, no liabilities have been incurred by Seller in connection with the Business other than in the ordinary course and in amounts consistent with past practice.

         5.24 ORDINARY COURSE. Except as set forth in Schedule 5.24, since October 31, 1996, (i) Seller has not engaged in or entered into any transaction affecting the Business other than in the ordinary course of business; (ii) there has been no increase in the general level of compensation of any category of employees of FSD or in the rate of compensation of any employees, except in the ordinary course of business; (iii) no sale or disposition of any assets of the Business has occurred other than a sale or disposition in the ordinary course of business; and (iv) Seller has not entered into any agreement with respect to any of the foregoing.

         5.25 SECURITIES LAW MATTERS. Seller is acquiring the Aqua Care Warrants for investment purposes only and without a view to the distribution of such Warrants or the shares of Common Stock of Purchaser (the "Common Stock") that may be acquired pursuant to exercise of such Warrants. Seller recognizes that the acquisition of such Warrants and the purchase of the Common Stock pursuant thereto involves a degree of risk. Seller has the financial capacity to withstand loss of its entire investment in such Warrants and Common Stock. Seller acknowledges (i) that the Aqua Care Warrants and the Common Stock subject thereto have not been registered under the Securities Act of 1933 (the "Act") and that such Warrants and Common Stock may be sold or otherwise disposed of only either pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of the Act. Seller represents that the Warrants and the Common Stock issued upon exercise thereof may bear a legend to the foregoing effect.

         5.26 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.26, Seller and the Real Property have been and presently are in substantial compliance with all applicable Environmental Laws. Seller has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Real Property; the Real Property is not adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property, except where any such Release has been remediated in compliance with the Environmental Laws in all material respects. The Real Property does not contain any: (A) underground storage tank, (B) landfill or dump, (C) a hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (D) site on or nominated for the national priority list promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law. Seller, to the Best of the Knowledge of Seller, has with respect to the Business no liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA, or any comparable state law. Seller is not subject to, has no notice or knowledge of, and is not required to give any notice of, any Environmental Claim involving the Business or the Real Property; there are no conditions or occurrences at the Real Property which could form the basis for an Environmental Claim against Seller or any such Real Property. To the Best Knowledge of Seller, the Real Property is not subject to any, and Seller has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Real Property in connection with any (A) Environmental Law, or (B) Release, threatened Release or disposal of a Hazardous Material. There are no conditions or circumstances at the Real Property which pose a substantial risk to the environmental or the health or safety of persons. Seller has provided or otherwise made available to Purchaser all material environmental records prepared during the three years prior to the Closing and required by the Environmental Laws concerning the Real Property which Seller possesses or could reasonably have attained. Seller is in compliance with all orders, directives, notices, approvals, certificates, licenses and permits which have been issued to it and holds all approvals, certificates, licenses and permits or other consents which it is required to hold pursuant to any Environmental Law; correct and complete copies of all currently in effect orders, directives, notices, approvals, certificates, licenses, permits and consents have been delivered to Purchaser.

         5.27 CONSENTS AND APPROVALS. No permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other person or entity not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller or the consummation of the transactions contemplated hereby or for the lawful continued conduct of the Business by the Purchaser following the closing as presently conducted by Seller, except as disclosed on Schedule 5.27 or as indicated or provided in
Section 7.1(b).

         5.28 NO ADVERSE EFFECTS OR CHANGES. Except as listed on Schedule 5.28 hereto, since the date of the Financial Statements, the Business has not; (a) suffered any Material Adverse Effect; or (b) suffered any substantial damage, destruction or loss to any of its assets or properties (whether or not covered by insurance).

         5.29 COLLECTIVE BARGAINING AGREEMENT. The Collective Bargaining Agreement referenced in Section 7.8 hereof is the only collective bargaining agreement affecting the employees of the Business. Subject to the terms of the letter agreement dated March 4, 1997 among Seller, ACS and the Union (the "March 4, 1997 Letter Agreement"), the Collective Bargaining Agreement is in full force and effect as of the date hereof and shall remain in full force and effect through the Closing. Seller is not in default and to the Best of the Knowledge of Seller there is no pending default of the Collective Bargaining Agreement. Except to the extent included in the Assumed Obligations, all obligations of Seller pursuant to the Collective Bargaining Agreement have been satisfied in full through the Closing Date. There are as of the date of this Agreement no pending grievances filed by any employee pursuant to the Collective Bargaining Agreement.

         5.30 TAX MATTERS. Seller has, within the time and in the manner prescribed by law, paid all taxes that are currently due and payable arising out of the Business. There are no tax liens on the Assets arising from tax obligations which are currently due and payable.

         5.31 NO OTHER REPRESENTATIONS. Seller makes no representations or warranties concerning the Business or Assets except as specifically set forth in this Agreement. Seller expressly disclaims any further representations and warranties. Nothing in any correspondence or documents which have been sent or furnished to Purchaser by Seller shall be interpreted as creating any additional or implied representations or warranties.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ACS. Purchaser and ACS represent and warrant to Seller as follows (i) as of the date of this Agreement and (ii) as of the time of the Closing with the same force and effect as if made at and as of the time of the Closing:

         6.1 ACCURACY OF PURCHASER SCHEDULES. Purchaser has heretofore delivered to Seller two identical sets of the Purchaser Schedules. Each Purchaser Schedule is true, accurate and complete.

         6.2 ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with full power and lawful authority to carry on its business as now conducted and to own and operate its assets, properties, and business. ACS is a corporation duly organized, validly existing, in a good standing under the laws of the State of Delaware, with full power and lawful authority to carry on its business as now conducted and to own and operate its assets, properties, and business.

         6.3 CORPORATE AUTHORITY. Purchaser's and ACS's execution and delivery of this Agreement and each of the documents to be delivered by it at the Closing, and the performance by Purchaser and ACS of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate actions and proceedings. Neither Purchaser nor ACS is a party to any contract or subject to any other legal restriction that would prevent or restrict complete fulfillment of any of the terms and conditions of this Agreement or compliance with any of its obligations hereunder.

         6.4 VALID AND BINDING OBLIGATIONS. This Agreement is, and each of the documents to be delivered by ACS and Purchaser at the Closing will be, valid and legally binding upon ACS and Purchaser and enforceable in accordance with their respective terms. Neither the execution of this Agreement and such other documents nor the performance by ACS and Purchaser of the terms and provisions hereof or thereof will (a) violate the Certificate of Incorporation or By-Laws of Purchaser or ACS, (b) result in a breach or violation of any term or provision of, or constitute a default under, any indenture, mortgage, lease, or other agreement or instrument to which Purchaser is a party or by which it is bound, (c) violate any law, statute, regulation, ordinance, rule, order, decree, judgement, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority which would, if enforced, have a Material Adverse Effect on the Purchaser's or ACS's business, or (d) result in the creation of any mortgage, lien (except for the lien of taxes not yet due), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon the assets which would, if enforced, have a Material Adverse Effect on the Purchaser's or ACS's business.

         6.5 CONDITION OF THE ASSETS OF ACS. ACS's assets, together with the equipment covered by any equipment leases, are adequate and suitable for the purposes for which they are used in the current operation of ACS's business, normal wear and tear excepted.

         6.6 LITIGATION. Except as set forth on Purchaser Schedule 6.6, there are no suits, actions, claims, investigations, or proceedings anticipated or pending or, to the Best of the Knowledge of Purchaser or ACS, threatened against or affecting Purchaser or ACS. No suit, action, claim, investigation or proceeding described on Schedule 6.6 has had or will have a Material Adverse Effect on the Purchaser's or ACS's business or its assets if determined adverse to either the Purchaser's or ACS's business interests.

         6.7 FINANCIAL STATEMENTS. ACS has delivered to Seller true, correct and complete copies of its balance sheets and related statements of income and cash flows of ACS as of and for the twelve months ending December 31, 1995 and December 31, 1996 ("ACS's Financial Statements"). ACS's Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position, assets and liabilities of ACS as of the dates thereof and the revenues, expenses, results of operations and cash flows of ACS's business for the periods so covered. The ACS Financial Statements are in accordance with the books and records of ACS, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. ACS's Financial Statements make full and adequate disclosure of, or provision for, all obligations and liabilities of its business (of the type required to be disclosed on a balance sheet prepared in accordance with GAAP), which are not immaterial, as of the date thereof. Since December 31, 1996, no liabilities have been incurred by ACS in connection with its business other than in the ordinary course and in amounts consistent with past practice.

         6.8 ORDINARY COURSE. Except as set forth in Purchaser Schedule 6.8, since December 31, 1996, (i) ACS has not engaged in or entered into any transaction other than in the ordinary course of business; and (ii) ACS has not declared or made any dividend payments or other distributions in respect of or in exchange for any of its shares.

         6.9 WARRANTS. The Aqua Care Warrants have been duly authorized by the Board of Directors of ACS and, upon issuance at the Closing, will be binding upon and enforceable against ACS in accordance with their terms. The issuance of shares of Common Stock of ACS upon exercise of such Warrants has been duly authorized. Upon such issuance, and payment for such shares in accordance with the terms of such Warrants, such shares shall be duly authorized, validly issued, fully-paid and nonassessable.

         6.10 NO OTHER REPRESENTATIONS. ACS and Purchaser make no representations or warranties concerning the Purchaser's or ACS's business or assets except as specifically set forth in this Agreement. Purchaser and ACS expressly disclaim any further representations and warranties. Nothing in any correspondence or documents which have been sent or furnished to Seller by Purchaser or ACS shall be interpreted as creating any additional or implied representations or warranties.

         SECTION 7. OTHER OBLIGATIONS AND COVENANTS.

         7.1 COOPERATION IN CERTAIN MATTERS; CONSENTS. (a) At Purchaser's reasonable request, Seller shall use its best efforts to secure any consents or approvals which may be necessary to assign any of the Assumed Contracts to Purchaser and, if any such required consent or approval of a third party is not obtained, Seller will cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser all of the benefits under the relevant Assumed Contract, including, without limitation, enforcement for the benefit of Purchaser of any and all rights of Seller against such third party arising out of such Assumed Contract.

         (b) Insofar as any equipment leases are included in the Assumed Contracts, either (i) all necessary consents to assignment of such equipment leases have been obtained, or (ii) such consents will be obtained and delivered to Purchaser within 60 days after the Closing.

         7.2 ACCESS TO BOOKS AND RECORDS. Prior to the Closing, Seller shall provide Purchaser reasonable access to any books and records directly related to the Business which may be necessary to enable Purchaser to operate the Business. To the extent that any information made available by Seller to Purchaser as reflected in such books and records or in connection with Purchaser's review of the same, Purchaser shall maintain the confidentiality of the same.

         7.3 FURTHER ASSURANCES. Each party will execute and deliver, or cause to be executed and delivered, all such other instruments and will take all such other actions as the other party may reasonably request from time to time in order to effectuate the provisions and purposes of this Agreement.

         7.4 BULK SALES. Seller and Purchaser hereby waive compliance with all bulk sales or other laws for the protection of creditors in connection with the transactions contemplated by this Agreement.

         7.5 PUBLIC ANNOUNCEMENTS. Prior to the Closing, Seller and Purchaser shall not issue any press releases, nor shall any information concerning the purchase of the Assets be disclosed by either party to third parties, other than representatives of Seller or Purchaser, without the prior consent of the other party hereto, which consent shall not be unreasonably withheld. Subsequent to Closing, Seller shall cooperate with Purchaser in announcing the sale of the Business to FSD's suppliers, customers and employees.

         7.6 CONSUMMATION OF TRANSACTIONS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all such actions and to do, or cause to be done, all other things necessary to carry out its obligations hereunder and to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, including satisfying the conditions to the obligations of the other party and obtaining all waivers, permits, consents and approvals and effecting all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are necessary in connection with the transactions contemplated by this Agreement; provided that this Subsection shall not require either party to waive any condition for its benefit or any performance hereunder by the other party or to make any payment to any third party, whether private or governmental, or to expend any funds or incur any economic burden in connection with obtaining the consent of any third party, whether private or governmental; and provided further that this Subsection shall not require any party to take any action the result of which, in its reasonable judgment, would be to impose material limitations on its ability to consummate and retain the full benefits of the transactions contemplated hereby.

         7.7 HIRING OF EMPLOYEES. It is contemplated that, immediately following the Closing, all FSD employees at Angola, New York will become employees of Purchaser. Purchaser shall extend offers of employment to all such employees. Subject to such adjustments as Purchaser may from time to time make after the Closing, the compensation paid by Purchaser to such employees shall in the case of employees covered by the Collective Bargaining Agreement be in accordance with the terms of such Agreement for a period of at least one year after the Closing. If, within 10 days after the Closing, Purchaser discharges (other than for cause) any employee who was formerly an employee of Seller, and if, as a result of such discharge, such employee is entitled to severance benefits from Seller, Purchaser shall reimburse Seller for the amount of the severance benefits paid to the terminated employee.

         7.8 COLLECTIVE BARGAINING AGREEMENT. As contemplated by the March 4, 1997 Letter Agreement, Purchaser shall assume, as of the Closing, the obligations of Seller under the collective bargaining agreement (the "Collective Bargaining Agreement"), between Seller and the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO, Local 348 (the "Union"). Seller shall remain responsible for all obligations and benefits accrued prior to the Closing, subject to the obligation of Purchaser to pay and satisfy such of the obligations and benefits as are included in the Assumed Obligations.

         7.9 PERSONNEL ISSUES. All employees of Seller who accept offers of employment by Purchaser as of the Closing shall be referred to herein as "Transferred Employees", with those Transferred Employees who are members of the Union being referred to as "Transferred Union Employees"; provided, however, that employees who are disabled at Closing shall not be considered Transferred Employees until they return to work for Seller. Upon request, Seller shall provide Purchaser with information as to the title, history of assignments and current salary with respect to such employees and assist Purchaser in effecting their change of employment as of the Closing in an orderly fashion.

         7.10 BENEFITS.

         (a) UNION RECOGNITION OF SERVICE. With respect to Transferred Union Employees, Purchaser shall recognize all service and plan participation recognized under Seller's employee benefit plans (as defined in Section 3(3) of ERISA) solely for purposes of determining benefit eligibility, participation and vesting, under all of Purchaser's employee benefit plans and programs including but not limited to Purchaser's Pension Plan (as hereinafter defined), Purchaser's Savings Plan (as hereinafter defined), and Purchaser's welfare and non-pension fringe benefit plans. Nothing contained in this subsection (a) shall require Purchaser to provide any benefits for periods of service prior to the Closing.

         (b) PENSION PLAN.

                       (i) As soon as practicable after Closing and effective as of Closing, Purchaser shall take all action necessary and appropriate to establish and maintain a new tax-qualified employee defined benefit pension plan ("Purchaser's Pension Plan") on behalf of Transferred Union Employees, with benefits substantially identical to the Durco International Inc. Pension Plan ("Durco Pension Plan") accruing after the Closing Date. For purposes of eligibility, vesting and benefit accrual under Purchaser's Pension Plan, each Transferred Union Employee shall be credited with service recognized under the Durco Pension Plan as if such service had been rendered to Purchaser. Purchaser may, but is not obligated to, offset the benefits payable to each Transferred Union Employee under the Purchaser's Pension Plan by the vested accrued benefit (determined as of Closing) of that Transferred Union Employee under the Durco Pension Plan. Seller shall continue to be responsible for and shall pay when required all benefits of Transferred Union Employees accrued prior to the Closing. As soon as practicable but not later than 60 days after Purchaser provides Seller with a list of Transferred Union Employees, Seller shall deliver to Purchaser a list of Transferred Union Employees who had service recognized under the Durco Pension Plan, together with a listing of each such employee's recognized service and each such employee's estimated vested accrued benefit determined as of Closing, which shall remain Seller's obligation.

                       (ii) Purchaser agrees that it will not, for a period of one year after Closing, amend the benefit formula under Purchaser's Pension Plan or terminate Purchaser's Pension Plan in a manner that would result in a reduction in benefit accruals for Transferred Union Employees; provided, however, that Purchaser may make any amendment to Purchaser's Pension Plan which is required by law.

         (c)      SAVINGS AND INVESTMENT PLAN.

                       (i) As soon as practicable after Closing and effective as of Closing, Purchaser shall take all action necessary and appropriate to establish and maintain a new, tax-qualified profit sharing plan with a tax-qualified cash or deferred arrangement ("Purchaser's Savings Plan") which provides benefits to Transferred Union Employees which are substantially identical to the benefits provided in the Durco International Inc. Savings and Thrift Plan ("Durco 401(k) Plan"), and Purchaser shall not change such benefits for at least one year after Closing.

                       (ii) Purchaser shall grant credit for service recognized by Seller for purposes of eligibility to participate and vesting in Purchaser's Savings Plan.

                       (iii) Promptly after receipt by Seller of a copy of a current favorable IRS determination letter or, if Purchaser establishes its Savings Plan by using a prototype document, a current favorable IRS opinion or notification letter regarding the tax-qualified status of Purchaser's

    Savings Plan, the trustee(s) of the Durco 401(k) Plan shall transfer to the trustee(s) of Purchaser's Savings Plan the account balances of all Transferred Employees who elect to have their account balances transferred.

         (d)  WELFARE AND OTHER NON-PENSION FRINGE BENEFITS.

                       (i) As soon as practicable after Closing, and effective as of Closing, Purchaser shall take all action necessary and appropriate to establish and maintain for Transferred Union Employees new group medical, dental, life and disability plans as well as other employee welfare and fringe benefit plans and programs, each of which shall be substantially identical to existing employee benefit plans provided to such employees by Seller immediately prior to Closing and listed in Schedule 5.17, until at least January 1, 1998. Purchaser shall provide coverage and benefits (with no exclusion for pre-existing conditions, to the extent permitted by law) under Purchaser's welfare and other non-pension fringe benefit plans to Transferred Union Employees beginning as of the date of the Closing, and Seller shall have no responsibility therefor and thereafter; provided, however, that, to the extent consistent with the appropriate employee benefit plan document, Seller shall remain liable for any claims of Transferred Union Employees incurred on or before Closing. For purposes of this paragraph, a claim will be deemed to have been incurred in accordance with the existing benefit plan documents. Seller shall also retain all liabilities for any continuation of coverage required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to any person other than a Transferred Union Employee, the obligation for which commenced on or prior to Closing.

                       (ii) Purchaser shall adopt a program which shall not be changed for at least one year after the Closing on behalf of Transferred Union Employees who are entitled to post-retirement medical, dental or life insurance benefits upon retirement from Seller which is substantially identical to the program maintained by Seller, provided that Purchaser shall not be required to provide any benefits for periods of service prior to the Closing and Seller shall remain fully liable for such benefits attributable to pre-Closing periods in accordance with terms of the applicable employee benefit plans and applicable law. Seller shall have no responsibility or liability to provide post-retirement medical, dental or life insurance benefits to Transferred Union Employees after their period of employment with Purchaser, and Seller's obligations to the Transferred Union Employee shall be governed by the Collective Bargaining Agreement noted in Section 7.8.

         (e) COOPERATION OF THE PARTIES. Seller and Purchaser agree to fully cooperate with respect to the necessary filings and calculations necessary to effect the transactions contemplated by this Section 7.10 and in obtaining any governmental approvals required hereunder.

         (f) EMPLOYEE RIGHTS. Nothing herein express or implied shall confer upon any employee of Seller, any Transferred Employees or any other employee or legal representatives thereof any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

         7.11 ACCRUED VACATION. As and to the extent included in the Assumed Obligations, Purchaser will assume the obligations of Seller to provide accrued vacation benefits to FSD employees.

         7.12 SHANGHAI TEXTILES ACCOUNT. The Retained Assets include an account receivable with Shanghai Textiles (the "SHANGHAI TEXTILES ACCOUNT") that is past due. In order to assist Seller in such collection of such account, Purchaser will, if necessary, provide Seller with FSD products at cost which are needed to satisfy Shanghai Textiles in an amount up to $25,000.

         7.13 OPERATION OF BUSINESS. From the date of this Agreement until the Closing, Seller will operate the Business in the ordinary course consistent with good business practice during regular business hours. Except with the prior written consent of Purchaser, Seller shall, with respect to the Business, (i) make no significant changes in operating practices; (ii) make no disposition of assets other than in the ordinary course of business; (iii) grant no increase in any levels of compensation or benefits or enter into any employment agreement with any employee except in the ordinary course of business, (iv) other than as required by existing plans and programs, grant any bonus or other benefits to any employee or consultant if the obligation to pay such bonus or benefit would be assumed by Purchaser; (v) not deplete the assets of FSD other than in the ordinary course of business; provided, however, that Purchaser shall at all times be permitted to withdraw cash from FSD to the extent that the cash of FSD exceeds $10,000; and (vi) not permit FSD to incur any liability for borrowed money from a financial institution if such liability would be assumed by Purchaser.

         7.14 AUDITED FINANCIAL STATEMENTS. The Financial Statements attached to this Agreement as Exhibit M have been subjected to audit review by Ernst & Young LLP ("Ernst & Young"), and Ernst & Young is prepared to deliver, following the Closing, its report on such audit. Within 20 days after the Closing, Seller shall cause Ernst & Young to deliver its report on such audit to Purchaser.

         7.15 CONFIDENTIALITY. As a material inducement for Seller to furnish confidential and proprietary information related to the Business to Purchaser, Purchaser covenants and agrees that all confidential information obtained by Purchaser and by its employees, agents and representatives or any of them (collectively, "Recipient") from Seller and/or its employees, agents and representatives (collectively, "Confidential Information") shall be handled as follows:

         (a) Purchaser shall keep and shall cause Recipient to keep confidential and Purchaser and Recipient shall not disclose any of the Confidential Information to any third party, except as required by applicable law or legal process, without the prior consent of Seller; provided, however, that Confidential Information may be disclosed to Purchaser's Recipients who need to know such information and who agree prior to receiving the Confidential Information to keep such Confidential Information confidential and to be bound by this Agreement to the same extent as if they were parties hereto.

         (b) Purchaser will receive and hold in confidence and shall instruct its Recipients to hold in confidence and, in either case, not to disclose to any third party for any reason or purpose whatsoever, the Confidential Information, whether received orally or in writing, by any other medium or by copy, whether acquired from Seller or acquired from inspection(s) of the Business.

         (c) Purchaser shall take, and shall instruct its Recipients to take, all reasonable measures necessary to prevent disclosure of the Confidential Information to any third party.

         (d) This Section 7.15 shall not apply to information (i) which is or becomes public knowledge through no fault of Purchaser and/or Recipients,
    (ii) which is made available to Purchaser by an independent third party not a party to a confidentiality agreement with Seller and having a lawful right to such availability, or (iii) which is already in the Purchaser's possession, from a source other than Seller, at the time of receipt of such information from Seller (and such prior possession can be properly demonstrated to Seller).

         SECTION 8. CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser under this Agreement, including Purchaser's obligations to consummate the transactions contemplated by this Agreement, are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         8.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the time of the Closing with the same force and effect as if made at and as of the time of the Closing.

         8.2 PERFORMANCE. Seller shall have duly performed and complied with in all material respects all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 NO MATERIAL ADVERSE CHANGE. There shall not have occurred, from the date of this Agreement to the time of the Closing, any material adverse change in the Business or the Assets.

         Purchaser shall have the right to waive any of the foregoing conditions.

         SECTION 9. CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller under this Agreement, including Seller's obligation to consummate the transactions contemplated by this Agreement, are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         9.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the time of the Closing with the same force and effect as if made at and as of the time of the Closing.

         9.2 PERFORMANCE. Purchaser shall have duly performed and complied with in all material respects all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         Seller shall have the right to waive any of the foregoing conditions.

         SECTION 10. CLOSING.

         10.1 TIME AND PLACE. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Jones Day Reavis & Pogue, Dallas, Texas at 9:00 a.m. on June __, 1997, or at such other place, time, and date as may be agreed upon by the parties.

         10.2 ACTIONS AT CLOSING. At the Closing, the actions described in this Section shall be taken. All actions shall be deemed to have occurred simultaneously, and the effectiveness of any action taken at the Closing shall, unless otherwise agreed by Purchaser and Seller, be conditioned upon the taking of all other actions called for in this Section.

         10.3 ITEMS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver to Purchaser:

         (a) A limited warranty deed in substantially the form of EXHIBIT G and such other documents of transfer of title as shall be necessary to effectively vest in Purchaser good and marketable title to the Real Property, free and clear of all liens and encumbrances except (i) easements and restrictions of record, (ii) all legal highways, (iii) real and personal property taxes and assessments becoming due and payable after the Closing, and (iv) building and zoning laws, ordinances and regulations.

         (b) A bill of sale in substantially the form of EXHIBIT H and such other bills of sales, assignments, subleases, and other documents of transfer as shall be necessary to effectively vest in Purchaser good and marketable title to the Assets (other than the Real Property) free and clear of all Encumbrances.

         (c) A certificate of the President or a Vice President of Seller, dated the date of the Closing, in form and substance satisfactory to Purchaser and its counsel, to the effect that, to the best of the knowledge of such officer, the conditions set forth in Subsections 8.1, 8.2 and 8.3 have been fulfilled.

         (d) A copy of the resolutions of the Board of Directors of Seller or its Executive Committee, certified by an officer of Seller, authorizing and approving (or ratifying) the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         (e) Assignments in proper form for recording of all rights of Seller in and to all patents and trademark registrations set forth on Schedule 5.16 to effectively vest in Purchaser good title to such patents and trademark registrations.

         (f) Such other certificates, documents, and instruments as may be reasonably requested by Purchaser in connection with the transactions contemplated by this Agreement.

         10.4 ITEMS TO BE DELIVERED BY PURCHASER. At the Closing, Purchaser shall deliver to Seller:

                  (a)  The payment to Seller described in Subsection
         3.3(a).

         (b) An assumption agreement in substantially the form of EXHIBIT I and such other assumption agreements as may be necessary to evidence Purchaser's assumption of, and agreement to satisfy and discharge, all Assumed Obligations and Assumed Contracts.

         (c) A certificate of the President or a Vice President of Purchaser, dated as of the date of Closing, in form and substance satisfactory to Seller and its counsel, to the effect that, to the best of the knowledge of such officer, the conditions set forth in Subsections 9.1 and 9.2 have been fulfilled.

         (d) A copy of the resolutions of the Boards of Directors of Purchaser and ACS, certified by officers of such corporations, approving the acquisition of Seller and authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         (e) The Promissory Note, the Security Agreement, the Mortgage, and the Guaranty Agreement, all as provided by Sections 3.3(a) and 3.6.

         (f) Such other certificates, documents, and instruments as may be reasonably requested by Seller in connection with the transactions contemplated by this Agreement.

         10.5 OTHER ACTIONS. At or prior to the Closing, in addition to the actions specified above, Seller and Purchaser shall enter into the following additional agreements concerning the transitional services to be provided Purchaser by Seller to assist Purchaser in operating the Business and the license of the trademarks from Seller to Purchaser.

         (a) Computer Services Agreement in substantially the form of EXHIBIT J.

         (b) Independent Sales Representation Agreement in substantially the form of EXHIBIT K.

         (c) Trademark License Agreement in substantially the form of EXHIBIT L.

         10.6 TERMINATION. In the event that the conditions to the obligations of Purchaser under this Agreement (as set forth in Section 8) are not satisfied as of the time of the Closing, Purchaser may terminate this Agreement by written notice to Seller. In the event that the conditions to the obligations of Seller under this Agreement (as set forth in Section 9) are not satisfied as of the time of the Closing, Seller may terminate this Agreement by written notice to Purchaser. In the event this Agreement is terminated by either Purchaser or Seller in accordance with the preceding provisions of this Section, this Agreement (except for the provisions of Sections 7.5, 7.15 and 14.1) shall be void and have no effect and Purchaser and Seller (and their respective directors and officers) shall have no further obligation to each other; provided, however, that nothing contained herein shall relieve any party of liability for any intentional breach of this Agreement. In addition, Purchaser may elect to so terminate this Agreement prior to Closing if

Purchaser reasonably determines, based upon clear and convincing evidence, that Seller is in violation of Seller's representations and warranties stated in
Section 5 and Seller fails to cure such violation within 10 days after receiving notice thereof.

         SECTION 11. SURVIVAL AND INDEMNIFICATION.

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. (a) Subject to the limitations set forth in Subsection 11.1(b), all representations, warranties, covenants and agreements set forth in this Agreement or in any document delivered pursuant hereto shall survive the execution, delivery and performance of this Agreement, notwithstanding any investigation conducted at any time with respect thereto.

         (b) With the exception of the representations and warranties set forth in Subsections 5.7 and 5.8(a) (the "Excepted Representations and Warranties"), all representations and warranties set forth in this Agreement shall expire at the close of business on the third anniversary of the Closing (or if such anniversary does not fall on a business day, at the close of business on the next business day thereafter), and no claim based upon such expired representation or warranty may thereafter be made. The expiration of a representation or warranty shall not, however, affect or prejudice any right to indemnification with respect to any claim involving any inaccuracy in or breach of such representation or warranty for which a Claim Notice (as hereinafter defined) shall have been given prior to such expiration. The Excepted Representations and Warranties shall not expire and shall continue in effect indefinitely.

         11.2 INDEMNIFICATION BY SELLER. Subject to the limitations set forth in this Section 11, Seller shall indemnify and hold Purchaser harmless from and against all claims, liabilities, losses and damages arising out of, in connection with, or as a result of (i) any obligation of Seller not expressly assumed by Purchaser pursuant to this Agreement or liabilities with respect to the Business arising, or based upon events or circumstances occurring or existing, prior to the Closing (other than Assumed Obligations); (ii) any breach by Seller of any obligation or commitment under any Assumed Contract at any time prior to the Closing; (iii) noncompliance with any laws relating to bulk sales or other laws for the protection of creditors; (iv) the failure of Seller to file any federal, state, or local returns in connection with sales or use tax, personal and/or real property tax, payroll taxes, income tax, or other similar taxes; (v) any misrepresentation or inaccuracy in, or breach or nonfulfillment of, any representation, warranty, covenant, or agreement on the part of Seller contained in this Agreement or in any exhibit, certificate or document furnished or to be furnished to Purchaser by Seller pursuant to this Agreement; and (vi) Seller's employment or alleged employment of any finder, broker, agent, or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. The defense and indemnification obligations arising under this Subsection are hereinafter referred to as the "Seller Indemnification Obligations."

         11.3 INDEMNIFICATION BY PURCHASER. Subject to the limitations set forth in this Section 11, Purchaser shall indemnify and hold Seller harmless from and against all claims, liabilities, losses, and damages arising out of, in connection with, or as a result of (i) any misrepresentation or inaccuracy in, or breach or non-fulfillment of, any representation, warranty, covenant, or agreement on the part of Purchaser contained in this Agreement or in any exhibit, certificate, or document furnished or to be furnished to Seller by Purchaser pursuant to this Agreement; (ii) any breach by Purchaser of any Assumed Obligation; (iii) any failure by Purchaser to perform and discharge post-Closing obligations under any Assumed Contract; (iv) Purchaser's employment or alleged employment of any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby; and (v) any liability to any third party arising in any way from Purchaser's operation of the Business after the Closing. The defense and indemnification obligations arising under this Subsection are hereinafter referred to as the "Purchaser Indemnification Obligations."

         11.4 ABSORBED DAMAGES AMOUNT. (a) Except as set forth in Subsection 11.4(b), following the Closing, Seller shall be responsible for and required to pay Seller Indemnification Obligations, and Purchaser shall be responsible for and required to pay Purchaser Indemnification Obligations, only if and to the extent that the cumulative amount of the Seller Indemnification Obligations or the Purchaser Indemnification Obligations, as the case may be, exceeds $500,000 (the "Absorbed Damages Amount").

         (b) The provisions of Subsection 11.4(a) shall not apply if and to the extent that the claim for indemnification relates to (i) the failure of Purchaser to discharge any of the Assumed Obligations or to perform and discharge post-Closing Obligations under any of the Assumed Contracts, (ii) any breach of Seller's or Purchaser's obligations under Section 4, or (iii) matters covered by clause (vi) of the first sentence of Subsection 11.2 or clauses (iv) and (v) of the first sentence of Subsection 11.3.

         11.5 LIMITATION ON MAXIMUM INDEMNIFICATION OBLIGATIONS. (a) Except as set forth in Subsection 11.5(b), the maximum obligation of Purchaser under the Purchaser Indemnification Obligations and Seller under the Seller Indemnification Obligations or which arise in any way or at any time under this Agreement after the Closing shall not exceed the Adjusted Purchase Price. In the case of the Seller Indemnification Obligations, Seller may offset such obligations against amounts owing to Seller under the Promissory Note.

         (b) The provisions of Subsection 11.5(a) shall not apply if and to the extent that the claim relates to (i) the failure of Purchaser to discharge any of the Assumed Obligations or to perform and discharge post-Closing Obligations under any of the Assumed Contracts, or (ii) any breach of Seller's or Purchaser's obligations under Section 4.

         11.6 TERMS AND CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of any party to indemnify any other party under this Section 11 shall be subject to the following terms and conditions:

         (a) CLAIM NOTICE. Any party seeking indemnity under this Agreement shall give written notice ("Claim Notice") to the party or parties from whom indemnity is sought. The Claim Notice shall be given reasonably promptly after the party seeking indemnity becomes aware of the facts indicating that a claim for indemnification may be warranted. Each Claim Notice shall specify the nature of the claim or demand, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice and no failure to include any specific information or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from which indemnity is sought, except to the extent that such failure or delay shall have adversely affected the ability of such party to defend, settle, or satisfy the claim and except as provided in Section 11.6(b).

         (b) TIME LIMITATION FOR SUBMISSION OF CERTAIN CLAIMS. A Claim Notice relating to any claim by Purchaser against Seller for breach of any representation or warranty set forth in Section 5, or by Seller against Purchaser for breach of any representation or warranty set forth in Section 6, must be given no later than the close of business on the third anniversary of the Closing (or if such anniversary does not fall on a business day, the close of business on the next business day thereafter); provided, however, that the foregoing time limitation shall not be applicable to any claim by Purchaser for any breach of any Excepted Representation or Warranty.

         (c) NON-THIRD PARTY CLAIMS. In the event of a claim for indemnification which does not involve a claim or demand being asserted or sought to be collected by a third party, such claim for indemnification shall be paid within 30 days after the date of receipt of the Claim Notice therefor, subject however to subparagraph (d) below.

         (d) DISPUTED NON-THIRD PARTY CLAIMS. Any non-third party claims shall be conclusive in all respects 30 days after receipt of Claim Notice by the party to whom such Claim Notice is sent, unless within such period the party receiving such Claim Notice shall have sent to the claiming party a notice questioning the propriety of the claim, in which case such claim, unless settled by mutual agreement between Seller and Purchaser, shall promptly be referred to the American Arbitration Association to be settled by arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association, which arbitration shall be conducted in Miami, Florida. Judgment upon the award by the arbitrators may be entered in any court giving jurisdiction thereof. As part of such award the arbitrators may establish their fees and expenses in connection thereof. The fees and expenses of the arbitrators shall be apportioned between the parties by the arbitrators in accordance with the findings and results of the arbitration. Any award shall be a conclusive determination of the disputed matter, shall be final and binding upon the parties hereto, and shall not be contested by them.

         (e) THIRD PARTY CLAIMS. In the event of a claim for indemnification which does involve a claim being asserted or sought to be collected by a third party, the party(ies) from whom indemnity is being sought (the "Indemnifying Party") shall have the right to undertake the defense of any such claim, and the indemnified party(ies) (the "Indemnified Party") shall cooperate reasonably in such defense and make available all records and materials requested by the Indemnifying Party in connection therewith. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, if, and only if, the sole relief awarded is monetary damages that are paid in full by the Indemnifying Party. If the Indemnifying Party fails to diligently defend any such third party claim, the Indemnified Party may (but shall not be required to) assume the defense of such claim and defend and settle the same at the expense of the Indemnifying Party.

         11.7 ATTORNEYS' FEES. In the event a dispute shall result in litigation or legal proceedings between Seller and Purchaser, the prevailing party's attorneys' fees and other expenses related to such litigation or proceeding, together with fees and expenses incurred on appeal, shall be paid by the losing party.

         11.8 EXCLUSIVE REMEDY. Except as otherwise specifically provided in this Agreement, rights of recovery pursuant to this Section 11 shall be the sole and exclusive remedy with respect to any claim to which this Section 11 applies.

         SECTION 12. NONCOMPETITION COVENANT.

         12.1 NONCOMPETITION. Seller covenants and agrees with Purchaser that for a period of five years after the date of the Closing, Seller will not, without Purchaser's prior written consent and except to the extent permitted by Subsection 12.2, either directly or indirectly (i) engage in a Competitive Business, as hereinafter defined; (ii) have any interest in (whether as a proprietor, partner, stockholder, associate, or any type of principal or owner whatsoever) any person, firm, partnership, joint venture, or other business entity (collectively, an "Entity") which is engaged in a Competitive Business; or (iii) provide material financial or other material assistance or act as an agent of or advisor to any Entity which is or is about to become engaged in a Competitive Business.

         12.2 EXCEPTIONS. (a) Seller may purchase an Entity which is partially engaged in a Competitive Business so long as the Entity derives less than thirty (30%) percent of its revenue from such a Competitive Business (a "Qualified Competitive Entity"). If Seller purchases a Qualified Competitive Entity, Seller shall grant to Purchaser a one time option to purchase that portion of the Qualified Competitive Entity engaged in a Competitive Business (the "Competitive Division") on an "AS IS, WHERE IS" basis. The purchase price for the Competitive Division ("Competitive Division Purchase Price") shall be the greater of (a) the net asset value of the Competitive Division or (b) an amount equal to the same percentage of the aggregate purchase price (including assumed debt) paid by Seller for the Competitive Entity as the percentage of the latest net annual earnings of the Qualified Competitive Entity which were provided by the Competitive Division. If Purchaser shall purchase the Competitive Division, Purchaser shall pay to Seller in full the Competitive Division Purchase Price by wire transfer of the funds to an account designated by Seller not later than 30 days after notice to Purchaser by Seller.

         (b) Seller may own not more than 2% of the shares or other ownership interests in any publicly held Entity engaged in a Competitive Business.

         12.3 COMPETITIVE BUSINESS. As used in this Agreement, "Competitive Business" means an Entity which engages in the manufacture and sale of filtration equipment and/or metering pumps.

         12.4 INJUNCTIVE RELIEF. Seller acknowledges that its satisfaction of the covenants and agreements set forth in this Section 12 is necessary to protect the business, goodwill, and other proprietary interests of Purchaser and that a breach of such covenants or agreements will result in irreparable and continuing damage to Purchaser for which there will be no adequate remedy at law. Seller agrees that in the event of any breach of the aforesaid covenants or agreements, Purchaser shall be entitled to injunctive relief, without the necessity of proof of actual damage, reimbursement of all attorneys' fees and expenses of litigation (including without limitation, attorneys' fees incurred in connection with any appeal), and such other and further relief as may be proper.

         12.5 JUDICIAL MODIFICATION. If the scope of any restriction contained in this Section is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Seller hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding, brought to enforce such restriction.

         SECTION 13. DAMAGE OR DESTRUCTION OF ASSETS. In the event that any loss or damage to or destruction of any of the Assets shall occur prior to the Closing, Purchaser shall be entitled to all insurance proceeds, awards, or other compensation payable in respect of such loss, damage, or destruction; provided, however, that if any material portion of the Assets is lost or destroyed or materially damaged prior to the Closing, Purchaser shall have the option of either (i) accepting such proceeds, awards, or compensation and proceeding with the Closing, or (ii) terminating this Agreement, in which case neither Purchaser nor Seller shall have any further obligations or rights hereunder.

         SECTION 14. MISCELLANEOUS.

         14.1 EXPENSES. Subject to Section 11.7, each party to this Agreement shall bear all costs and expenses, including legal and accounting fees, incurred by such party in connection with the transactions contemplated by this Agreement, whether or not consummated. Such costs and expenses of Seller shall be paid without diminution of the Assets.

         14.2 ENTIRE AGREEMENT; MODIFICATION. This Agreement and the exhibits, other instruments, and documents referred to herein contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all negotiations, representations, warranties, commitments, offers, and contracts, whether oral or written, prior to the date hereof. No modification or amendment of any provision of this Agreement shall be effective unless made in a written instrument, duly executed by the party to be bound thereby, which refers specifically to this Agreement and states that an amendment or modification is being made in the respects set forth in such instrument.

         14.3 SEVERABILITY. In the event that any provision of this Agreement violates any applicable law, such provision shall be invalid to the extent of such violation without affecting the validity or enforceability of any other provision hereof.

         14.4 ASSIGNMENT; NO THIRD PARTY RIGHTS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other, except that Purchaser may, upon written notice to Seller but without the prior consent of Seller, assign this Agreement and the rights of Purchaser hereunder to (i) any direct or indirect subsidiary of Purchaser or (ii) any successor of Purchaser. Upon any such assignment by Purchaser, all references to "Purchaser" in this Agreement shall be deemed to include Purchaser's assignee. Seller may, upon written notice to Purchaser but without the prior consent of Purchaser, assign all or its rights to any successor of Seller. No assignment of this Agreement shall relieve the assigning party of responsibility for the performance of all its obligations hereunder. Nothing herein is intended to nor shall it create any rights in any person other than the parties hereto and their respective successors and assigns.

         14.5 CAPTIONS. The captions of the various sections of this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

         14.6 NOTICES. All notices, requests, demands, and other communications pursuant to this Agreement must be in writing, will be deemed to have been effectively given on the date of actual receipt by the recipient party (arrival at the address or facsimile number indicated below being deemed to constitute receipt by the recipient party), and shall be either (i) delivered personally,
(ii) transmitted by facsimile transmission, (iii) mailed by registered or certified mail, postage prepaid, or (iv) delivered by a recognized express courier service, as follows:

                  If to Seller:

                  Durco International Inc.
                  3100 Research Boulevard
                  Dayton, Ohio  45420
                  Atten:  Mr. Ronald F. Shuff
                  Facsimile:  (937) 476-6294

                  With a copy to:

                  Thompson, Hine & Flory LLP
                  2000 Courthouse Plaza N.E.
                  Dayton, Ohio  45402
                  Atten:  J. Michael Herr, Esq.
                  Facsimile: (937) 443-6635

                  If to Purchaser:

                  Aqua Care Systems, Inc.
                  11820 N.W. 37th Street
                  Coral Springs, Florida  33065
                  Atten:  Mr. William K. Mackey
                  Facsimile:  (954) 796-3401

                  With a copy to:

                  Wallace, Bauman, Fodiman & Shannon P.A.
                  Sixth Floor
                  2222 Ponce De Leon Boulevard
                  Coral Gables, Florida  33134
                  Atten:  Bryan W. Bauman, Esq.
                  Facsimile:  (305) 444-9937

Any party may change the address to which notices and other communications are to be directed to it by giving notice of such change to the other parties in the manner provided in this Subsection.

         14.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each or which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         14.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Florida.

         14.9 GUARANTEE. ACS hereby absolutely, unconditionally, irrevocably and fully guarantees the full and prompt payment and performance of all obligations, liabilities and other commitments made by Purchaser to Seller under or pursuant to this Agreement. ACS shall also be jointly and severally liable to Seller for any such obligations, liabilities and other commitments if Seller takes any action to enforce such obligations, liabilities and commitments.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                              AQUA CARE SYSTEMS, INC.,
                                              a Delaware corporation


                                              By:________________________
                                                     William K. Mackey
                                                             President


                                              ACS ACQUISITION CORP.,
                                              a New York corporation


                                              By:________________________
                                                     William K. Mackey
                                                             President


                                              DURCO INTERNATIONAL INC.,
                                              a New York corporation


                                              By:________________________
                                                     Ronald F. Shuff
                                                     Vice President

                                                                      EXHIBIT A


                              DESCRIPTION OF ASSETS

         1. Up to and including $10,000, in the aggregate, of cash.

         2. All inventories and other materials, including all inventory in transit or on order and not yet delivered, in Angola, New York.

         3. All fee simple and leasehold interests in all real estate utilized in the Business.

         4. All supplies, equipment, vehicles, machinery, furniture, fixtures, leasehold improvements and other tangible personal property directly used in the Business in Angola, New York.

         5. All proprietary knowledge, trade secrets, customer lists, contracts, technical information, quality control data, processes (whether secret or not), methods and other similar know how or rights used in the conduct of the Business

         6. The name "Filtration Systems Division" and the trademarks "Quadra Press," "Enzinger" and "PPI."

         7. The following patents;

                A. U.S. Patent No. 4,479,873 - Light Controlled Apparatus for Moving Filter Press Plates.

                B.     U.S. Patent No. 4,968,423 - Filter Leaf.

                C.     Canadian Patent No. 1,304,007 - Filter Leaf.

         8. The Business as a going concern and its franchises, permits, licenses, telephone numbers, customer lists, vendor lists, contracts, advertising material and data, restrictive covenants, and similar obligations in favor of the Business, together with all books, local computer software, files, papers, records, and other data relating to the Business at the Business location.

         9. All other tangible and intangible property used by the Business (including personal property leasehold interests) and located at the Business location, but excluding any intangible property which is also used in any other business of Seller and any choses in action in favor of Seller.

         "Assets" do not include "Retained Assets" listed or described on Exhibit B.

                                                                      EXHIBIT B


                                 RETAINED ASSETS

         1. Prepaid assets.

         2. Copies of all books and records, including by way of example but not limitation, accounting books and records and personnel records not located at the Business Location.

         3. Contracts and agreements other than Assumed Contracts.

         4. Intercompany receivables due to the Business from any entity affiliated with Seller.

         5. Any assets of Seller used in funding Seller's obligations under the Durco Pension Plan or the Durco 401(k) Plan.

         6. Any insurance coverage of the assets or liabilities of the Business maintained by Seller.

         7. The mainframe computer system used by Seller to furnish computer services to the Business from Dayton, Ohio.

         8. Office equipment used by Seller to furnish administrative services to the Business from Dayton, Ohio.

         9. All cash in excess of $10,000.

         10. Trademarks and trade names other than those specifically included in paragraph 7 of the description of Assets (Exhibit A).

         11. All accounts receivable.

         12. The "Other assets" reflected on the FSD Balance Sheet as of December 31, 1996 (being the Shanghai Textiles Account).

                                                                      EXHIBIT C


                               ASSUMED OBLIGATIONS


                                               AMOUNT AS OF APRIL 30,
                                               1997 PER FSD REFERENCE
             DESCRIPTION                       STATEMENT OF NET ASSETS(1)
             -----------                       --------------------------

         Accounts payable(2)                          $584,182
         Accrued liabilities(3)                       $452,656










--------

     (1)These amounts are provided for information only. Accounts payable and accrued liabilities as of the date of the Closing may be more or less than the amounts indicated as of April 30, 1997.

     (2)Includes accounts payable to vendors, withholding taxes payable, miscellaneous payables, and other payables of the type included in the Financial Statements (Exhibit M) as "Accounts payable."

     (3)Includes payroll and payroll related liabilities, benefits, commissions and sales compensation, and other liabilities of the type included in the Financial Statements (Exhibit M) as "Accrued liabilities."

                                                                      EXHIBIT D


                                ASSUMED CONTRACTS

1.   All purchase orders from customers of FSD.

2. All purchase orders submitted to vendors for the supply of goods or services to FSD.

3.   The Collective Bargaining Agreement identified in Section 7.8.

4. All office equipment leases pursuant to which equipment is leased for use in the Business.

5. All motor vehicle leases pursuant to which motor vehicles are leased for use in or in connection with the Business.

6. All sales representation and other distribution agreements relating to the sale or distribution of products manufactured by FSD.

                                                                      EXHIBIT E


                          ALLOCATION OF PURCHASE PRICE

         The Purchase Price shall be allocated among the Assets and the covenant against competition (Section 12 of the Agreement) as follows:


DESCRIPTION                                          ALLOCATION
-----------                                          -----------

Current assets:
    Cash                                      Face value at closing up to
                                               $10,000
    Inventories                               FIFO cost at closing

Property, plant and equipment:
    Land                                      $ 35,000
    Buildings                                 $700,000
    Machinery and equipment                   $310,000
    Furniture and Fixtures                    $250,000

Covenant against                              $50,000
    competition

Goodwill/going concern                        Balance of purchase price
    value

                                                                      EXHIBIT F


                          COMMON STOCK PURCHASE WARRANT

                        FOR THE PURCHASE OF COMMON STOCK
                           OF AQUA CARE SYSTEMS, INC.

                           Date of Issuance of Warrant
                              _______________, 1997

                                 Expiration Date
                              _______________, 2002


          THIS CERTIFIES THAT, for value received, Durco International
Inc., a New York corporation, 3100 Research Boulevard, Dayton, Ohio 45420 (the "Original Holder"), or its registered assigns (collectively, together with the Original Holder, the "Holder"), is entitled, subject to the terms and conditions hereinafter set forth, at any time and from time to time to and until 5:00 p.m., Dayton, Ohio time, on __________, 2002 (the "Expiration Time and Date") to purchase up to a total of 250,000 fully paid and nonassessable shares of Common Stock, par value $.001 per share ("Common Shares"), of Aqua Care Systems, Inc., a Delaware corporation (the "Company"), at a purchase price of $1.00 per share (the "Purchase Price"). The number of shares that may be purchased and the Purchase Price are subject to adjustment as set forth below. The Common Shares purchasable pursuant to this Warrant are referred to herein as the "Shares".

         This Warrant is subject to the following provisions, terms and conditions:

         1. DATE OF ISSUANCE. The Company is issuing this Warrant on ________________, 1997 and such date shall be the "Date of Issuance" hereof and of each new Warrant issued in exchange, transfer or replacement hereof, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

         2. DURATION AND EXERCISE OF WARRANT.

         2.1 EXERCISE PERIOD. This Warrant may be exercised by the Holder at any time and from time to time prior to the Expiration Time and Date. After the Expiration Time and Date, this Warrant shall be void, and all rights to purchase Shares hereunder shall cease.

         2.2 METHOD OF EXERCISE. This Warrant may be exercised by the Holder in whole or in part (but not for fractional shares), by (i) surrendering this Warrant to the Company, (ii) tendering to the Company payment of the Purchase Price for the

COMMON STOCK PURCHASE WARRANT



Shares as to which the Warrant is being exercised (which payment shall be made by certified or bank check, unless the Company shall have indicated that payment by regular check shall be acceptable to the Company), and (iii) executing and delivering to the Company the Exercise Form attached hereto as Exhibit I. Subject to adjustment as contemplated by Section 6, this Warrant may not be exercised for less than the lesser of 50,000 Shares or the remaining number of Shares which may be purchased hereunder.

         2.3 ISSUANCE OF CERTIFICATES AND NEW WARRANT. The Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been properly exercised. Certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding 10 days, after this Warrant shall have been exercised. Unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be delivered to the Holder within such time. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor in replacement of this Warrant. The Company shall pay all expenses and charges payable in connection with the preparation, execution and delivery of such a new Warrant pursuant to this Section 2.3.

         3. SECURITIES ACT COMPLIANCE. (a) THIS WARRANT, AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE TRANSFERRED ONLY IF REGISTERED UNDER THE ACT OR IF TRANSFERRED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT.

                  (b) Unless the issuance or transfer of the Shares shall have been registered under the Act, as a condition to delivery of certificates for the Shares, the Company may require the Holder to deliver to the Company, in writing, representations regarding the Holder's sophistication, investment intent, and other matters reasonable and customary for purchasers of securities in an unregistered private offering, and the Company may place upon each certificate representing the Shares a legend substantially in the following form:

COMMON STOCK PURCHASE WARRANT



                  "The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such Shares may not be sold or otherwise disposed of except pursuant to an effective registration under the Act or except pursuant to an exemption from the registration provisions of the Act."

         4. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees:

                  (a) That all Shares to be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free of all taxes, liens and charges.

                  (b) Without limiting the generality of the foregoing, that the Company will from time to time take all such action as may be required to assure that the par value per share of the Shares is at all times equal to or less than the amount payable per Share (taking into account the adjustment called for by Section 6).

                  (c) That during the period within which this Warrant may be exercised: (i) the Company will at all times have authorized and reserved for the purpose of issuance, upon exercise of this Warrant, a sufficient number of Common Shares to allow exercise of this Warrant in full; (ii) the issuance of certificates for Shares shall be made without charge to the Holder for any issuance tax in respect thereof or other costs incurred by the Company in connection with such exercise in the related issuance and delivery of Shares; (iii) the Company will not close its books against the transfer of this Warrant or of any of the Shares in any manner which interferes with the timely exercise of this Warrant; and (iv) the Company will at all times, in good faith and in a commercially reasonable manner, conduct its business and carry out the provisions of this Warrant in order to protect the rights and benefits available to any Holder of this Warrant.

COMMON STOCK PURCHASE WARRANT



         5. LIMITED RIGHTS OF THE HOLDER. The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Common Shares of the Company, either at law or equity, until this Warrant shall have been exercised and the Holder shall, as provided in this Warrant, be deemed to be the holder of record of Shares.

         6. ADJUSTMENT; ANTI-DILUTION. (a) If all or any portion of this Warrant shall be exercised subsequent to any stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or reorganization of the Company occurring after the Date of Issuance (each an "Adjustment Event"), as a result of which shares of any class shall be issued in respect of outstanding Common Shares of the Company, or such Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the Holder exercising this Warrant shall receive, for the aggregate price tendered upon such exercise, the number and class of shares which such Holder would have received if (i) this Warrant had been exercised immediately prior to the Adjustment Event (or the first of such Adjustment Events, if more than one), and then (ii) the Common Shares purchased upon such exercise had participated in the Adjustment Event (and in any subsequent Adjustment Event prior to such actual exercise, if there shall have been more than one Adjustment Event prior thereto).

         (b) If all or any portion of this Warrant shall be exercised subsequent to any extraordinary dividend or other distribution made in respect of the Common Shares (or other shares unto which the Common Shares shall have been converted or which shall have been issued in respect of the Common Shares) (collectively, a "Dividend or Distribution"), made or occurring after the Date of Issuance (each, an "Extraordinary Adjustment Event"), which Extraordinary Adjustment Event shall have the effect of reducing the value of any Shares, the Purchase Price per share shall be reduced by the amount resulting from dividing
(i) the amount or value (expressed in dollars) paid or distributed as part of the Dividend or Distribution by (ii) the total number of shares of Common Shares outstanding immediately prior to such Extraordinary Adjustment Event; provided, however, that the Purchase Price shall not, in any event, be reduced below $0.01 per share.

         7. ADJUSTMENT NOTICES TO HOLDER. Upon any change in the number or class of shares purchasable upon the exercise of

COMMON STOCK PURCHASE WARRANT



this Warrant, then, and in each such case, the Company shall promptly deliver written notice thereof to the Holder, whichnotice shall set forth in reasonable detail the change and the facts upon which the change is based.

         8. NOTIFICATION BY THE COMPANY. In case at any time:

                  (i) the Company shall declare any dividend or make any distribution upon the Common Shares; or

                  (ii) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or any other securities convertible into or exchangeable for shares or any rights or options to subscribe thereto; or

                  (iii) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation, merger or business combination of the Company with another entity; or

                  (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the Common Shares of record shall participate in such dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

COMMON STOCK PURCHASE WARRANT



         9. TRANSFERABILITY. Subject to the provisions of Section 3, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, at the office of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant with the attached Assignment (Exhibit II) properly executed

         10. WARRANTS EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon surrender by the Holder at the office of the Company, for new Warrants of like tenor representing in the aggregate the right to purchase the number of Shares which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of Shares as shall be designated by the Holder at the time of such surrender. Subject to adjustment as contemplated by Section 6, the Company shall not, however, be required to issue individual Warrants in denominations of less than the lesser of 50,000 Common Shares or the remaining number of Common Shares which may be purchased hereunder.

         11. REGISTRATION RIGHTS. (a) In the event that at any time after one year after the Date of Issuance, the Company shall decide to make a public offering of Common Shares or any other class of securities (either, a "PO"), the Company shall offer piggyback registration rights to each holder of Shares on a pro rata basis with respect to the most favorable registration rights being offered with respect to any other shares and to other securities convertible into or exercisable for Shares. Registration rights shall be in accordance with the terms and conditions of this Section 11.

         (b) As used in this Section 11: (i) "Manager" means the investment banking firm designated by the Company as the managing underwriter of an Underwriting (as hereinafter defined) or if there is more than one, the lead managing underwriter; and (ii) "Seller" or "Sellers" means a Holder (or a transferee of a Holder) selling or proposing to sell Shares pursuant to any registration statement contemplated by this Section 11; and (iii) an "Underwriting" means a public offering of Common Shares or other securities pursuant to a registration statement and with respect to which the Company will utilize an underwriter and which includes the Shares of any Seller having piggyback registration rights pursuant to the terms hereof. References in this
Section 11 to a registration statement means a registration statement under the Act and references to a prospectus means a

COMMON STOCK PURCHASE WARRANT



prospectus included in a registration statement or relating to an offer and sale of Common Shares registered under the Act.

         (c) If the Company proposes to file a registration statement under the Act for a PO of Common Shares for cash, the Company will give each Holder notice of its intent to make a PO and will include in such registration and any related Underwriting any Shares which have been issued (or will have been issued effective prior to the effective date of the registration) pursuant to the exercise of the Holder's right to purchase Shares and which are proposed to be sold by any Holder requesting such inclusion ("Seller Shares") by notice given to the Company within twenty (20) days after the Company has given notice of the date on which the Company proposes to file its registration statement with respect to the PO. If such registration is an underwritten public offering and the Manager advises the Company that the offering would include more Common Shares than can be sold within a price range acceptable to the Company, the Company will include in the registration: (i) first, all shares of Common Shares held by the Company which the Company proposes to sell; (ii) second, up to the full number of any Seller Shares entitled and requested to be included in such registration by Sellers pursuant to the provisions hereof and any other Common Shares entitled and requested to be included by other persons or any business entity holding Common Shares, subject to the provisions of Section 11(a) above. If the Manager advises the Company that not all of the Common Shares requested to be included by any Seller or other person or business entity holding Common Shares can be sold within such price range, each such Seller shall be entitled to include that number of Common Shares equal to the lesser of (i) the number of Seller Shares requested to be included by such Seller, or (ii) that number of Seller Shares determined by multiplying the number of Seller Shares requested to be included by such Seller times a fraction the numerator of which shall be the number of Common Shares (over and above the number of Common Shares held by the Company which it proposes to sell) which the Manager advises can be sold within the price range acceptable to the Company and the denominator of which shall be the aggregate of the full number of all Common Shares entitled and requested to be included in the registration by all Sellers and other persons or any business entity holding Common Shares. Any such number so determined which is not a whole number shall be rounded to the nearest whole number. If after such allocation the Manager advises that additional Common Shares can still be included in such offering, the remaining availability shall be allocated to Sellers and other persons or any business entity holding Common

COMMON STOCK PURCHASE WARRANT



Shares in proportion to their respective holdings of Common Shares until all Common Shares entitled and requested to be included in the offering are so included.

         (d) The registration statement for each piggyback registration will, subject to Section 11(c), include the Seller Shares specified in the related notice given pursuant to Section 11(c) and will be reasonably satisfactory to counsel for any Holder registering Common Shares and counsel for the Manager (which term includes, where appropriate, counsel for the underwriters in the Underwriting).

         (e) The Company will: (i) use its best efforts to cause the registration statement to become effective under the Act at the earliest possible date; (ii) amend the registration statement or supplement the prospectus whenever required by the terms of any underwriting agreement with the underwriters as contemplated by Section 11(f) hereof; (iii) furnish such number of copies of the registration statement, prospectuses, preliminary prospectuses and amendments or supplements thereto as the manager may reasonably request;
(iv) make generally available to its stockholders an earnings statement satisfying the requirements of Section 10(a) of the Act as promptly as practicable after the expiration of twelve (12) months after the effective date of the registration statement; and (v) use its efforts to register or qualify the Common Shares being registered under the securities or blue sky laws of such jurisdictions as any Seller (with the consent of the Manager) may reasonably request and maintain such registrations or qualifications in effect for the period specified in the underwriting agreements as contemplated by Section 11(f) hereof.

         (f) In connection with each piggyback registration, the Company and the Sellers will enter into and perform their respective obligations under an underwriting agreement with the Manager (whether acting alone or for a syndicate of underwriters) containing representations, warranties, conditions, covenants and indemnities customarily included in such agreements used by underwriters for public offerings of common capital stock on the registration form being used in such registration; provided that the Sellers shall not be required to make any representations or warranties or give any indemnities other than those relating to itself, its Common Shares, the sale thereof and its entry into and performance of the underwriting agreement.

COMMON STOCK PURCHASE WARRANT



         (g) Except as provided in the next sentence, expenses of each registration, including: (i) the costs of printing and shipping the registration statement, amendments, preliminary and final prospectuses, supplements, underwriting agreements, blue sky surveys and stock certificates; (ii) the fees and expenses of the Company's counsel, accountants and transfer agents; and
(iii) the reasonable fees and expenses of the Manager's counsel for the blue sky qualification and survey (collectively, "Issuer Expenses"), for each Underwriting, will be borne solely by the Company. Each Seller shall pay all filing fees payable with respect to the Shares to be sold by it under the Act, to the National Association of Securities Dealers, Inc. and in connection with any blue sky registration or qualification contemplated by Section 11(e)(v) and the fees and expenses of such Seller's counsel and accountants.

         (h) Notwithstanding the other provisions of this Section 11, the Company shall not be obligated to register Shares of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the applicable Holder and such Holder's counsel, the sale or other disposition of such Holder's Shares, in the manner and number proposed by such Holder, may be effected without registering such Shares under the Act.

         (i) The Company shall indemnify and hold harmless each Holder and each director, officer and partner thereof who controls such Holder within the meaning of the Act (including the Seller, each, an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including, but not limited to, fees of counsel and any amounts paid in any settlement effected with the consent of the Company) to which any such Indemnified Party may become subject under the Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement or any preliminary or final prospectus contained therein or relating to an offer and sale of Shares registered under the Act, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with

COMMON STOCK PURCHASE WARRANT



investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any such person to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expenses ariseout of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party expressly for use therein.

         12. AMENDMENT AND WAIVER. (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder.

         (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         13. NOTICES. All notices, demands and other communications (collectively, "Notices") pursuant to this Warrant shall be in writing. All Notices shall be deemed to have been effectively given, and all deliveries shall be deemed to have been effectively made, on the date of actual receipt by the recipient party (arrival at the address or facsimile number indicated below being deemed to constitute receipt by the recipient party). All Notices and deliveries shall be either (i) delivered personally, (ii) transmitted by facsimile transmission, (iii) mailed by registered or certified mail, postage prepaid, or (iv) delivered by a recognized express courier service, as follows:

                         If to the Company:

                                    Aqua Care Systems, Inc.
                                    11820 N.W. 37th Street
                                    Coral Springs, Florida  33065

COMMON STOCK PURCHASE WARRANT



                                    Attn:  Mr. William K. Mackey
                                    Facsimile:  (954) 796-3401

                         If to the Original Holder:

                                    Durco International Inc.
                                    3100 Research Boulevard
                                    Dayton, Ohio  45420
                                    Attn:  Mr. Ronald F. Shuff
                                    Facsimile:  (937) 476-6294

Notices or deliveries by the Company to a Holder other than the Original Holder may be directed to the last known address of the Holder as it appears on the books of the Company. The Company, the Original Holder and any other Holder may from time to time change its address by giving notice as provided herein.

         14. BINDING EFFECT. The terms and provisions of this Warrant shall inure to the benefit of and shall be binding on the Original Holder and its permitted successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any person or entity succeeding to the Company by merger or consolidation.

         15. GOVERNING LAW. This Warrant and the rights represented hereby shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as applicable to contracts executed and entirely performed in such State.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the Date of Issuance.

                                       AQUA CARE SYSTEMS, INC.,
                                       a Delaware corporation


                                       By:_____________________________
                                          Name:
                                          Title:

                                                                      EXHIBIT I


                                 EXERCISE NOTICE

                    (To be executed upon exercise of Warrant)


To AQUA CARE SYSTEMS, INC.

         The undersigned hereby irrevocably elects to exercise the attached Warrant for, and to purchase thereunder, _________ shares of Common Stock, par value $.001 per share, of Aqua Care Systems, Inc., a Delaware corporation, as provided in such Warrant, and tenders herewith payment of the applicable Purchase Price in full in the amount of $_________.

         Please issue a certificate or certificates for such shares in the following name or names and denominations:

         If the number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares.

                                         Name of Registered
                                         Holder:________________________

                                         Signature:_____________________

                                         Title:_________________________

                                         Address:_______________________

                                         _______________________________

                                                                     EXHIBIT II

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                   Desiring to Transfer the Within Warrant of

                             AQUA CARE SYSTEMS, INC.

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto __________________________ ______________________ the right to purchase _______ shares of Common Stock, par value $.001 per share, of Aqua Care Systems, Inc., a Delaware corporation, covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer such Warrant on the books of the Company, with full power of substitution.

                                            Name of Registered Holder:

                                            __________________________________

                                            Signature:________________________

                                            Title:____________________________

                                            Address:__________________________

                                            __________________________________

                                            __________________________________

Dated:  _________ __, 199_

______________________________
     Signature Guaranteed

                                     NOTICE:

         The signature to the foregoing Assignment must correspond to the name written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                    EXHIBIT F-1

                          COMMON STOCK PURCHASE WARRANT

                        FOR THE PURCHASE OF COMMON STOCK
                           OF AQUA CARE SYSTEMS, INC.

                           Date of Issuance of Warrant
                               ____________, 1997

                                 Expiration Date
                               ____________, 2002

         [The terms of this Warrant will be identical to the terms of the Warrant set forth as Exhibit F, except that this Warrant shall cover 150,000 shares and the purchase price per share shall equal fair market value.]

                                                                      EXHIBIT G

                              BARGAIN AND SALE DEED


         THIS INDENTURE, made as of the ____ day of ______________, 1997, between DURCO INTERNATIONAL INC., a New York corporation formerly known as The Duriron Company, Inc., with an address of 3100 Research Boulevard, Dayton, Ohio 45420, party of the first part, and ACS ACQUISITION CORP., a New York corporation whose mailing address is 11820 N.W. 37th Street, Coral Springs, Florida 33065, party of the second part,

                              W I T N E S S E T H :

that the party of the first part, in consideration of Ten Dollars ($10.00) and other valuable consideration paid by the party of the second part, does hereby grant and release unto the party of the second part, the successors and assigns of the party of the second part forever:

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County of Erie and State of New York, as more fully described on Exhibit A attached hereto and made a part hereof.

TOGETHER, with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the successors and assigns of the party of the second part forever and the party of the first part covenants that it has not done or suffered anything whereby the said premises have been encumbered in any way whatever, free and clear of all liens and encumbrances except (i) easements and restrictions of record, (ii) all legal highways, (iii) real and personal property taxes and assessments becoming due and payable after the date hereof, and (iv) building and zoning laws, ordinances and regulations.

The party of the first part does hereby fully warrant title to said parcel of land and will defend the same against the lawful claims of all persons claiming by, through or under the party of the first part but against none other.

The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

IN WITNESS WHEREOF, the party of the first part has hereof set its hands and seals as of date first set forth above.

Signed and Acknowledged
in the Presence of:                                  DURCO INTERNATIONAL INC.,
                                                     a New York corporation


___________________________                          By:______________________
Name:                                                   Name:
                                                        Title:


___________________________
Name:                                                         [CORPORATE SEAL]

STATE OF ____________ )
                      )  SS:
COUNTY OF ___________ )

                  On the ___ day of _______________, 1997, before me personally came _______________________, to be known, who, being by me duly sworn, did depose and say that he resides at ________________________________
__________________________________; that he is the ___________________ of Durco
International Inc., a New York corporation, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                                    -------------------------
                                                         Notary Public

This Instrument Prepared By:

Patrick M. Richart, Esq.
THOMPSON HINE & FLORY LLP
2000 Courthouse Plaza, NE
P. O. Box 8801
Dayton, Ohio 45401-8801
(937) 443-6878

                                                                      EXHIBIT H

                 BILL OF SALE AND GENERAL INSTRUMENT OF TRANSFER


         DURCO INTERNATIONAL INC., a New York corporation ("Seller"), for good and valuable consideration, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement dated as of _________________, 1997 (the "Purchase Agreement") among Seller, Aqua Care Systems, Inc., a Delaware corporation ("Aqua Care") and ACS Acquisition Corp., a New York corporation and wholly owned subsidiary of Aqua Care ("Purchaser"), and notwithstanding that certain of the following described assets and properties may be transferred, assigned or conveyed by separate and specific instruments of transfer, assignment or conveyance, by these presents does hereby sell, assign, transfer and convey to Purchaser, its successors and assigns, the assets, rights and interests (collectively, the "Assets") described on Exhibit A hereto.

         The representations, warranties, and agreements (including the limitations thereon) of Seller contained in the Purchase Agreement, which are applicable to the sale, transfer, assignment, and conveyance of the Assets, are hereby incorporated by references.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this ____ day of __________________, 1997.

                                                  DURCO INTERNATIONAL INC.,
                                                  a New York corporation


                                                  By:___________________________
                                                     Name:
                                                     Title:

                                                                      EXHIBIT I

                              ASSUMPTION AGREEMENT


         THIS INSTRUMENT is being executed and delivered by DURCO INTERNATIONAL INC., a New York corporation ("Seller"), and by ACS ACQUISITION CORP., a New York corporation ("Purchaser"), pursuant to the Asset Purchase Agreement dated as of ______________, 1997 between Seller and Purchaser (the "Asset Purchase Agreement").

         FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, Seller hereby assigns to Purchaser, and Purchaser hereby assumes and agrees to satisfy and discharge, the Assumed Obligations (as defined in the Asset Purchase Agreement) existing on this date and the Assumed Contracts (as defined in the Asset Purchase Agreement)(the Assumed Obligations and the Assumed Contracts, collectively, the "Assumed Liabilities"), all for which provision is made in the Asset Purchase Agreement.

         The assignment and assumption of the Assumed Liabilities is subject to the exclusions and limitations set forth in the Asset Purchase Agreement, including without limitation, those set forth in the definition of Assumed Obligations and in Section 2.2

         IN WITNESS WHEREOF, Seller and Purchaser have caused this instrument to be executed by their duly authorized officers as of the ____ day of ___________, 1997.

DURCO INTERNATIONAL INC.,                      ACS ACQUISITION CORP.,
a New York corporation                         a New York corporation

By:________________________                    By:______________________
   Name:                                          Name:
   Title:                                         Title:

                                                                      EXHIBIT J


                           COMPUTER SERVICES AGREEMENT

                                 BY AND BETWEEN

                       DURCO INTERNATIONAL INC. ("DURCO")

                                       AND

                          ACS ACQUISITION CORP ("ACS")

1. BACKGROUND. Effective ___________, 1997 Durco will sell certain assets and liabilities of its Filtration Systems Division ("FSD") to ACS with the result that ACS will then be operating the FSD business. Prior to such sale, Durco has provided certain computer services, ("Computer Services"), to FSD through its corporate information systems department, which will be unaffected by this sale. As part of operating its newly acquired FSD business, ACS desires to continue, for an interim basis, the Computer Services provided by Durco until ACS can install its own independent computer systems for this purpose, and Durco is agreeable to provide the Computer Services under the following terms and conditions.

2. NATURE OF SERVICE. Durco will continue to provide the Computer Services which were provided prior to the FSD sale to ACS. As part of these Computer Services, it is understood and agreed that Durco shall not be expected nor required to further develop the Computer Services already provided, but that the obligation shall merely be to maintain the existing computer system, including "debugging" any computer problems which may apply.

3. PAYMENT. In return for access to the Durco mainframe computer system, including the "Durconet" mainframe capabilities and the Computer Services performed by Durco, ACS shall pay Durco the amount of $6,500 per month in advance during the term of this agreement.

4. DURCO SECURITY AND CONFIDENTIALITY. ACS agrees to hold in confidence and not to disclose to anyone any of the software, hardware configuration or related technical know-how that

COMPUTER SERVICES AGREEMENT



               is identified by Durco as being proprietary to or copyrighted by Durco. In addition, ACS acknowledges that ACS will share an integrated mainframe computer system with other users who are employed by Durco. ACS agrees that ACS's personnel shall not in any way be entitled to access any such mainframe databases which do not involve FSD, nor shall ACS attempt to take any action to in any way alter, delete or add to any such non-FSD computer databases.

5. ACS SECURITY AND CONFIDENTIALITY. Durco agrees to hold ACS's data on Durco's mainframe computer in confidence. Durco also agrees to reasonably cooperate with ACS's auditors either during or after the termination of this agreement during their audit of ACS's 1997 financial statements.

6. VENDOR SOFTWARE LICENSES. Since certain of the Computer Systems provided by Durco may be through software which is commercially licenses by Durco from external vendors, ACS agrees to use such computer programs for the sole purpose of operating the FSD business. ACS further agrees (i) not to make any copies of such licensed programs, (ii) not to disclose any such program to any outside parties, and (iii) not to take any other action which might be detrimental to Durco's obligations under its licenses to such software vendors.

7. WARRANTY. Durco warrants that Durco will provide the same level of Computer Services and computer systems which was provided prior to the sale. Durco specifically disclaims any other warranties concerning the value, timeliness or content of any of the Computer Services provided.

8. NEW FSD COMPUTER SYSTEM. Durco acknowledges that ACS intends to acquire a new computer system to replace its reliance on the existing Durco computer system and Computer Services described in this agreement. Durco agrees to reasonably cooperate with such transition, and Durco agrees that it will, upon request, send one qualified computer specialist to FSD to assist in this transition for a period not in excess of three business days, including a reasonable allowance for travel. ACS shall

COMPUTER SERVICES AGREEMENT



               reimburse Durco for any out-of-pocket travel costs involved in such transitional support. In the event that ACS desires further assistance from Durco during such transition, the terms of such support shall be negotiated at that time, subject to the understanding that such reimbursement will be sufficient to reimburse Durco's reasonable special costs in providing such additional assistance.

9. SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. Neither party shall be liable to the other for any special, incidental or consequential damages arising in any way from this agreement or services provided hereunder.

10. TERM OF THIS AGREEMENT. This agreement shall extend until December 31, 1997, provided that ACS may earlier terminate this agreement through 30 days advance written notice of such intent to terminate.


ACKNOWLEDGED AND AGREED:

DURCO INTERNATIONAL INC.                   ACS ACQUISITION CORP.

By: _____________________________          By: ______________________________

Title: __________________________          Title: ___________________________

Date: ___________________________          Date: ____________________________

                                                                      EXHIBIT K

                   INDEPENDENT SALES REPRESENTATION AGREEMENT

                            __________________, 1997

         This Independent Sales Representation Agreement is made between Durco International Inc. ("Durco") and ACS Acquisition Corp ("ACS").

A.       BACKGROUND

         1. Durco will sell certain assets and liabilities of its Filtration Systems Division ("FSD") to ACS effective________________, 1997 (the "Acquisition Date").

         2. Prior to such transaction's effective date, Durco, through its salaried sales force selling its centrifugal pump product line, also has acted as sales representative for FSD in the marketing and sale of FSD's metering pump products and accessories ("Metering Pumps").

         3. ACS desires that, subsequent to its purchase of FSD, Durco continue to act as a sales representative of the Metering Pumps at least until December 31, 1997, which Durco is agreeable to doing, under the following terms and conditions:

B.       APPOINTMENT, PRODUCTS AND TERRITORY

         1. ACS hereby appoints Durco as its nonexclusive and independent sales representative to market and sell the Metering Pumps anywhere in the world. This appointment is subject to, and there is excluded from this appointment, any exclusive territorial rights of those sales representatives of FSD whose agreements were assigned to and assumed by ACS as part of the FSD transaction.

C.       PRICES AND TERMS

         1. The prices at which Durco shall promote and solicit orders for the Metering Pumps from end user customers shall be established by ACS, and all orders solicited by Durco shall be subject to acceptance by ACS.

         2. ACS shall, on its own behalf and expense, provide for the design, manufacture and delivery of the Metering Pumps sold by Durco to the purchasers, with ACS having resonsibility for the collection

INDEPENDENT SALES REPRESENTATION AGREEMENT



                  of all amounts due from purchasers in connection with these sales of the Metering Pumps.

D.       COMMISSION

         1. On each order accepted by ACS, Durco, as compensation for its efforts, shall be entitled to a commission of 6.8%. One-half of each such commission shall be payable by ACS on or before the 15th day of the month immediately following the month in which the order is accepted by ACS, and the other half shall be payable by ACS on or before the 15th day of the month immediately following the month in which payment for the order is received by ACS.

         2. Upon termination of this agreement for any reason, Durco shall be entitled to commissions for orders solicited by Durco and submitted to ACS which are accepted by ACS within six months after the termination of the agreement.

E.       DUTIES OF DURCO

         1. Durco shall utilize its existing pump sales force to faithfully and diligently solicit and promote sales of the Metering Pumps to customers in the territory through regular contact and the establishment of good relationships with such customers.

F.       COOPERATION

         1. Durco and ACS shall work together to establish a marketing plan to maximize the sales of the Metering Pumps.

         2. In order to insure that Durco can market the products smoothly, ACS shall not appoint any other representative to call on established customers of Durco which have previously purchased Metering Pumps from Durco's salaried sales force without first consulting Durco.

         3. ACS shall also furnish Durco at its expense with promotional materials covering the Metering Pumps for presentation to potential customers.

INDEPENDENT SALES REPRESENTATION AGREEMENT



G.       MISCELLANEOUS

         1. Durco shall not attempt to solicit business for the Metering Pumps by making any fraudulent representations concerning the technical capabilities of the Metering Pumps. Durco shall hold harmless and indemnify ACS from any alleged liability arising from such fraudulent misrepresentations by Durco, except where such representations were authorized or communicated by ACS to Durco.

         2. ACS agrees to hold harmless and indemnify Durco from any liability to customers or third parties arising in any way from the alleged negligent or defective design, manufacture, delivery, installation, operation or maintenance, of the Metering Pumps produced by ACS after the Acquisition Date. ACS shall also hold harmless and indemnify Durco from any alleged liability arising in any way from any promotional and technical materials prepared by FSD after the Acquisition Date concerning the Metering Pumps.

         3. The relationship between Durco and ACS shall be that of an independent contractor and not that of principal or agent, with neither side having the right or authority to make any contract or nor incur obligation in the name of the other.

H. TERM OF AGREEMENT. The initial term of this Agreement will expire at the close of business on December 31, 1997. This Agreement shall, however, be automatically renewed for another year (expiring December 31, 1998) unless, on or before October 31, 1997, ACS gives to Durco written notice that ACS elects to terminate the Agreement as of December 31, 1997. If this Agreement is not terminated as of December 31, 1997, then either ACS or Durco may terminate this Agreement effective as of any December 31 thereafter by giving to the other written notice of such termination on or before the October 31 preceding the effective date of termination.

INDEPENDENT SALES REPRESENTATION AGREEMENT



ACKNOWLEDGED AND AGREED:

DURCO INTERNATIONAL INC.                    ACS ACQUISITION CORP.

By: _____________________________           By: ______________________________

Title: __________________________           Title: ___________________________

Date: ___________________________           Date: ____________________________

                                                                       EXHIBIT L

                           TRADEMARK LICENSE AGREEMENT


         THIS AGREEMENT is being executed as the ____ day of _______________, 1997 between ACS ACQUISITION CORP., a Delaware corporation ("Purchaser"), and DURCO INTERNATIONAL INC., a New York corporation ("Seller"), under the following circumstances:

                  A. Pursuant to an Asset Purchase Agreement dated ___________________, 1997, Purchaser is purchasing from Seller the business and substantially all of the assets of the Filtration Systems Division ("FSD") of Seller.

                  B. In connection with such purchase and sale, Seller has agreed to license to Purchaser certain trademarks of Seller, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "Licensed Trademarks" means the trademarks listed on Schedule A to this Agreement, all of which are owned by Seller.

         "Related Products" means, with respect to each Licensed Trademark, the related products described on Schedule A to this Agreement.

         "Territory" means the United States of America.

         SECTION 2. GRANT OF LICENSE. (a) Subject to the terms and conditions of this Agreement, Seller hereby grants to Purchaser a personal, nontransferable, non-exclusive, royalty-free license (the "License") to use the Licensed Trademarks in the Territory on or in connection with the sale and servicing of the corresponding Related Products in the Territory. Purchaser shall have no right to use any of the Licensed Trademarks on or in connection with any products other than the corresponding Related Products. Purchaser shall have no right to grant sublicenses under the License.

         (b) Seller shall not, so long as the License remains in effect, license any other party to use the Licensed Trademarks on or in connection with the sale or servicing of Related Products in the Territory.

         (c) In the event Purchaser desires to use the Licensed Trademarks outside the Territory, Purchaser shall give notice of such desire to Seller. Purchaser and Seller shall then amend this Agreement to extend the License to the new area, subject, however, to Seller being able to take, prior to the effective time of such extension, all steps necessary to perfect and protect Seller's rights to the Licensed Trademarks in the new area.

         SECTION 3. COMMENCEMENT AND DURATION OF LICENSE. (a) The License shall commence on the date of this Agreement and shall, unless earlier terminated in accordance with the provisions of this Agreement, terminate on the close of business on ___________, 1998 [18 months after date of closing]. Upon termination of the License, Purchaser shall discontinue use of the Licensed Trademarks.

         SECTION 4. TRADEMARK USAGE AND USE OF LICENSED TRADEMARKS. Purchaser shall, on any Product on which Purchaser displays a Licensed Trademark, also display, with equal or greater prominence, one or more of Purchaser's trademarks. Purchaser shall clearly identify all Products as having been manufactured by Purchaser and shall not sell Products under conditions which would allow the purchaser or user of the Products to believe that the Products have been manufactured by Seller.

         SECTION 5. OWNERSHIP, USE AND DISPLAY DISCLAIMER . (a) Purchaser acknowledges that Seller is the owner of the Licensed Trademarks and all registrations relating thereto, that all property rights relating to the Licensed Trademarks are and shall remain exclusively in Seller, and that no proprietary rights or interests therein are conferred upon Purchaser by this Agreement. Purchaser shall have no right to prosecute or defend any action involving the Licensed Trademarks without the prior written consent of Seller.

         (b) Purchaser shall take no action, either directly or indirectly, which would in any way impair the scope, validity or ownership of the Licensed Trademarks.

         (c) Purchaser shall follow such reasonable guidelines and standards as Seller may establish concerning the use of the Licensed Trademarks, and Purchaser shall discontinue any use which, in Seller's judgment, does not conform to such guidelines and standards.

         (d) Seller makes no representations or warranties concerning the Licensed Trademarks or the benefits to be derived by Purchaser from the use thereof.

         SECTION 6. QUALITY OF PRODUCTS. All Products manufactured or assembled by Purchaser which bear a Licensed Trademark shall be subject to inspection by Seller and shall not be below the quality of like products heretofore manufactured or sold by Seller in the Territory.

         SECTION 7. INFRINGEMENT. Purchaser shall promptly notify Seller of any infringement or colorable imitation or attempted infringement of any Licensed Trademark which may come to the attention of Purchaser.

         SECTION 8. TERMINATION OF LICENSE. (a) Seller may terminate the License and all rights of Purchaser under this Agreement upon occurrence of any of the following events:

                  (i) In the event that Purchaser shall breach or fail to comply with any material provision of this Agreement and such breach or failure shall continue for a period of 20 days after the giving of notice thereof by Seller to Purchaser, Seller may terminate the License and such rights immediately upon the giving of notice of such termination to Purchaser.

                  (ii) In the event that Purchaser shall breach or fail to comply with any material provision of the Asset Purchase Agreement and such breach or failure shall continue for a period of 20 days after the giving of notice thereof by Seller to Purchaser, Seller may terminate the License and such rights immediately upon the giving of notice of such termination to Purchaser.

                  (iii) In the event that Purchaser ceases to function as a going concern, makes an assignment for the benefit of creditors, applies for a moratorium, is the subject of any proceeding under any applicable bankruptcy, receivership or insolvency laws instituted by or against Purchaser, or if the liquidation, dissolution, merger or consolidation of Purchaser occurs, Seller shall have the right to terminate the License and such rights immediately upon the giving of notice of such termination to Purchaser.

         (b) The rights conferred upon Seller by the provisions of this Section shall be in addition to, and not in limitation of, any other rights and remedies available to Seller.

         (c) Seller shall not, by reason of the expiration or termination of the License, however occurring, be liable to Purchaser for any damages (whether direct, indirect or consequential), for any loss of profits on anticipated sales, or for any expenditures, investments or commitments in connection with the business or goodwill of Purchaser (including the business of FSD acquired by Purchaser pursuant to the Asset Purchase Agreement), or otherwise.

         SECTION 9. MISCELLANEOUS.

         9.1 ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, whether oral or written, prior to the date hereof. No modification or amendment of any provision of this Agreement shall be effective unless made in a written instrument, duly executed by the party to be bound thereby, which refers specifically to this Agreement and states that an amendment or modification is being made in the respects set forth in such instrument.

         9.2 SEVERABILITY. In the event that any provision of this Agreement violates any applicable law, such provision shall be invalid to the extent of such violation (and only within the applicable jurisdiction of such law) without affecting the validity or enforceability of any other provision hereof.

         9.3 ASSIGNMENT; NO THIRD PARTY RIGHTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor the License may be assigned by Purchaser without the prior written consent of Seller. Nothing herein is intended nor shall it create any rights in any person other than the parties hereto and their respective permitted successors and assigns.

         9.4 NOTICES. All notices, requests, demands, and other communications pursuant to this Agreement must be in writing, will be deemed to have been effectively given on the date of actual receipt by the recipient party (arrival at the address or facsimile number indicated below being deemed to constitute receipt by the recipient party), and shall be either (i) delivered personally,
(ii) transmitted by facsimile transmission, (iii) mailed by registered or certified mail, postage prepaid, or (iv) delivered by a recognized express courier service, as follows:

                           If to Seller:

                           Durco International Inc.
                           3100 Research Boulevard
                           Dayton, Ohio  45420
                           Atten:  Mr. Ronald F. Shuff
                           Facsimile:  (937) 476-6294

                           With a copy to:

                           Thompson Hine & Flory LLP
                           2000 Courthouse Plaza N.E.
                           Dayton, Ohio  45402
                           Atten:  J. Michael Herr, Esq.
                           Facsimile:  (937) 443-6635

                           If to Purchaser:

                           ACS Acquisition Corp.
                           11820 N.W. 37th Street
                           Coral Springs, Florida  33065
                           Atten:  Mr. William K. Mackey
                           Facsimile:  (954) 796-3401

                           With a copy to:

                           Wallace, Bauman, Fodiman & Shannon P.A.
                           Sixth Floor
                           2222 Ponce De Leon Boulevard
                           Coral Gables, Florida  33134
                           Atten:  Bryan W. Bauman, Esq.
                           Facsimile:  (305) 444-9937

Any party may change the address to which notices and other communications are to be directed to it by giving notice of such change to the other parties in the manner provided in this Subsection.

         9.5 WAIVER. No failure on the part of either party to exercise, and no delay in exercising, any right, privilege or power under this Agreement shall operate as a waiver or relinquishment thereof. No single or partial exercise by either party of any right, privilege or power under this Agreement shall preclude any other or further exercise thereof, or the exercise of any other right, privilege or power. Waiver by any party of any breach of any provision of this Agreement shall not constitute or be construed as a continuing waiver or as a waiver of any other breach of any other provision of this Agreement.

         9.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                           ACS ACQUISITION CORP.


                                           By____________________________

                                           Name:_________________________

                                           Title:________________________



                                           DURCO INTERNATIONAL INC.


                                           By____________________________

                                           Name:_________________________

                                           Title:________________________

                                   SCHEDULE A


    LICENSED TRADEMARKS                                RELATED PRODUCTS
    -------------------                                ----------------

       Durcometer                                      Metering pumps

       Duriron                                         Filter presses and
                                                       metering pumps

       Durco                                           Filter presses and
                                                       metering pumps

                                                                       EXHIBIT M

                            FSD FINANCIAL STATEMENTS

                                    Attached

                                                                      EXHIBIT N

                                      NOTE


DATE OF NOTE:                   June __, 1997

PRINCIPAL AMOUNT:               $2,441,397.00

MATURITY DATE:                  June 1, 2000

INTEREST RATE:                  Eleven (11%) percent per annum



         FOR VALUE RECEIVED, the undersigned ("PURCHASER") does hereby covenant and promise to pay to DURCO INTERNATIONAL INC., a New York corporation or its successors or assigns (the "HOLDER"), at P.O. Box 8820, Dayton, Ohio 45401 or at such other place as the Holder may designate to Purchaser in writing from time to time, in legal tender of the United States, the Principal Amount, together with interest at the Interest Rate on the Principal Amount until this Note is paid in full as hereinafter provided and a late payment premium of ten percent (10%) of any principal or interest payment made more than fifteen (15) days after the due date which shall be due with any such late payment.

         All interest under this Note will be computed on an actual/360-day basis (i.e., interest for each day during which any of the Principal Amount is outstanding shall be computed at the Interest Rate or the Default Rate (as hereinafter defined), as applicable, divided by 360).

         On July 1, 1997 and on the first day of each subsequent calendar month to and including June 1, 1998, equal monthly payments of principal in the amount of $20,000 shall be due and payable together with interest on the full unpaid Principal Amount of this Note. Commencing on July 1, 1998 and on the first day of each subsequent calendar month to and including the Maturity Date, equal monthly payment of principal in the amount of $40,000 shall be due and payable together with interest on the full unpaid Principal Amount of this Note. Notwithstanding anything in the foregoing to the contrary, a final payment of principal and interest in an amount sufficient to pay the then unpaid principal balance together with accrued and unpaid interest hereon shall be due and payable on the Maturity Date.

         Notwithstanding any provision of this Note to the contrary, Purchaser shall prepay the outstanding Principal Amount of this Note and unpaid interest accrued thereon in an amount equal to one-half (1/2) of the cumulative net proceeds in excess of $3,000,000 of any public offerings of shares of the capital stock, common or preferred, or debt of Purchaser or the Guarantor (as hereinafter defined), made on or after the Date of Note. For purposes of this prepayment requirement, the "net proceeds" of a public offering mean the gross proceeds of such offering less ordinary and customary costs of such public offering reasonably acceptable to the Holder, including discounts and commissions payable to any underwriter, attorneys' fees and expenses, accounting fees and expenses, printing expenses, non-accountable expense allowances of any underwriter, filing fees with the Securities and Exchange Commission and The National Association of Securities Dealers, Inc. and transfer agent fees. Each such prepayment shall be due and payable to the Holder within three (3) days of receipt by Purchaser or the Guarantor of the applicable portion of the net proceeds of a public offering (to the extent the proceeds of all such public offerings exceed $3,000,000) and shall be applied by the Holder to the payment of the outstanding Principal Amount of this Note, the unpaid accrued interest thereon and other amounts due hereunder in such order and in such amounts as the Holder determines in its sole discretion.

         Purchaser shall have the right to prepay the principal amount of this
Note in whole or in part, without premium or penalty, from time to time. The obligation of Purchaser to make periodic payments of principal and interest on the Principal Amount which remains outstanding under this Note after any partial prepayment shall not be affected by such partial prepayment, such partial prepayment operating instead to pay the principal of the Note at dates earlier than the originally scheduled principal amortization dates, in inverse chronological order.

         This Note is secured by, among other things, a security agreement (the "SECURITY AGREEMENT") and a mortgage (the MORTGAGE") encumbering property of the Purchaser described therein (the "COLLATERAL"), which Security Agreement specify various events of default (each, a "DEFAULT") upon the happening of which all sums owing on this Note may, at the Holder's option, be declared immediately due and payable. Payment of this Note is guaranteed by Aqua Care Systems, Inc., a Delaware corporation (the "GUARANTOR"), pursuant to a Guaranty Agreement dated the date hereof, by the Guarantor to the Holder.

         During the continuance of a Default, the Principal Amount shall bear interest at eighteen percent (18%) per annum (the "DEFAULT RATE").

         Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Purchaser agrees to pay, in addition to the principal, premium and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses.

         All parties to this Note, whether Purchaser, principal, surety, guarantor or endorser, hereby jointly and severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         Anything herein to the contrary notwithstanding, the obligations of Purchaser under this Note, the Security Agreement and the Mortgage shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Holder would be contrary to provisions of law applicable to the Holder limiting the maximum rate of interest that may be charged or collected by the Holder.

         The obligations incurred under this Note are incurred solely for the purchase of assets of the Holder for use in Purchaser's business. Purchaser represents and agrees that this obligation is for business purposes only and not for personal use.

                The obligations of Purchaser and the Guarantor with respect to the payment of this Note are subject to Section 4.2(g) of the Asset Purchase Agreement dated June __, 1997, among the Holder, the Purchaser and the Guarantor.

         All notices under this Note by Purchaser or the Holder to the other of them shall be given as provided by Section 9 of the Security Agreement.

         This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

                JURY WAIVER. PURCHASER AND HOLDER, TO THE EXTENT PERMITTED BY LAW, EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN PURCHASER AND THE HOLDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS NOTE, THE SECURITY AGREEMENT AND ANY OTHER AGREEMENT, INSTRUMENT OR

DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

                IN WITNESS WHEREOF, Purchaser has executed and delivered this Note on the day and year first above written.

                                             ACS ACQUISITION CORP.,
                                             a New York corporation


                                             By:____________________________
                                                Name:
                                                Title:

                                                                      EXHIBIT O

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is entered into this _____ day of June, 1997 between ACS ACQUISITION CORP., a New York Corporation ("Debtor"), and DURCO INTERNATIONAL INC., a New York corporation ("Secured Party"), under the following circumstances:

         A. Pursuant to the Asset Purchase Agreement dated June ___, 1997 (as amended or modified from time to time, the "Purchase Agreement"), among Secured Party, Debtor and Aqua Care Systems, Inc., a Delaware corporation (the "Guarantor"), Debtor purchased from Secured Party the assets of the Filtration Systems Division of Secured Party.

         B. Debtor is required by the Purchase Agreement to grant to Secured Party a security interest in all of its assets as collateral for the obligations of Debtor to Secured Party under the Purchase Agreement and the Promissory Note dated the date hereof in the principal amount of $2,441,397.00 executed and delivered by Debtor under the Purchase Agreement (the "Note").

         NOW, THEREFORE, for Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. GRANT OF SECURITY INTEREST. Debtor hereby assigns and grants to Secured Party a security interest in all the Collateral (as hereinafter defined), together with all products and proceeds thereof, to secure the payment of all amounts that become due and payable by Debtor to Secured Party under the Note and the Purchase Agreement (the "Obligations").

         2. DEFINITIONS.

            (a) As used herein, the term "inventory" means goods now owned or hereafter acquired by Debtor, wherever located, which are held for sale, lease or other disposition or are to be furnished under contracts of service, or which are raw materials, work-in-process, or materials used or consumed in the business of Debtor and all accessions thereto and products thereof.

            (b) As used herein, the term "equipment" means goods now owned or hereafter acquired by Debtor including, but not limited to, all machinery, equipment, furnishings, fixtures and vehicles which are now or hereafter owned by Debtor and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            (c) As used herein, the term "contract rights," "accounts," "notes," "drafts," "acceptances," "instruments" and "chattel paper" shall include not only such thereof as arise out of the sale or otherdisposition at any time and from time to time of inventory or equipment, but also such as arise out of or for furnishing services or the lease of any goods, or arising from any indebtedness of related or affiliated companies, together with all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such contract rights, accounts, notes, drafts, acceptances, instruments and chattel paper.

            (d) As used herein, the term "general intangibles" shall mean (a) all personal property (including things in action), other than goods, accounts, chattel paper, documents, instruments and money, whether now owned or hereafter acquired, and (ii) all rights to receive money (including tax refunds) or other consideration (other than for goods sold or leased or services rendered), whether now owned or hereafter acquired.

            (e) As used herein, the term "Collateral" means all goods, inventory, equipment, contract rights, accounts, notes, drafts, acceptances, instruments, chattel paper and general intangibles now or hereafter owned or acquired by Debtor.

            (f) Subject to the further expressed definitions set forth in subparagraphs (a) and (b) and (c) and (d) above, all terms used herein which are defined in the Uniform Commercial Code of New York ("Code") have the same meaning herein as in the Code.

         3. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor represents, warrants and covenants:

            (a) Debtor is, and as to Collateral acquired after the date hereof, Debtor shall and will be the owner of all Collateral free from any liens, security interests, encumbrances or other right, title or interest of any other person, firm or corporation, except for the security interest granted hereby, any security interest granted by Debtor to Fidelity Funding, Inc., a Texas corporation (the "Senior Creditor") pursuant to or in accordance with the Loan and Security Agreement and Mortgage, each dated the date hereof, between Debtor and the Senior Creditor (collectively, the "Senior Creditor Loan Documents), or any security interest otherwise specifically permitted by or in favor of Secured Party ("Permitted Liens"), and Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party.

            (b) There is no financing statement now on file in any public office covering any property of any kind which is included in the definitions set forth in Section 1 hereof, or intended so to be, or in which the Debtor is named as or signs as debtor other than financing statements in favor of the Senior Creditor filed pursuant to the Senior Creditor Loan Documents, and so long as any amount remains unpaid on any Obligations of Debtor to Secured Party or any credit from Secured Party to Debtor is in use by or available to Debtor, Debtor will not execute and there will not be on file in any public office any other such financing statement or statements except as shall pertain to the Permitted Liens.

            (c) All financing statements necessary to perfect the security interest granted hereby have been filed for record in the appropriate public offices.

            (d) All inventory and equipment presently owned by Debtor is and will be kept at, and all inventory and equipment hereafter acquired by the Debtor will be kept at Debtor's principal place of business in Angola, New York, and Debtor promptly will notify Secured Party of any change in or addition to the location above set forth. Notwithstanding the foregoing, it is understood and agreed that if for any reason inventory or equipment is at any time kept or located at locations other than that above listed or hereafter consented to by Secured Party, Secured Party shall nevertheless have and retain a security interest therein.

         4. SPECIAL PROVISIONS REGARDING ACCOUNTS RECEIVABLE.

            (a) As used herein, the terms "account," "accounts" or "accounts receivable" include all contract rights, accounts, notes, drafts, acceptances, instruments and chattel paper representing sums due or to become due to Debtor and any other form of any right to payment for goods sold or leased or for services rendered, now owned or hereafter acquired.

            (b) Secured Party shall have the privilege at any time upon request to Debtor of inspecting during reasonable business hours any of the business properties or premises of Debtor and the books and records of Debtor relating not only to its accounts or the processing or collecting thereof, but also those relating to its general business affairs and financial condition. Debtor further agrees from time to time to furnish such other reports, data and financial statements, in respect of its business and financial condition, as Secured Party may reasonably require.

            (c) Secured Party shall have the right at any time after an Event of Default (as hereinafter defined), to notify any and all account debtors to make payment thereof directly to Secured Party; but to the extent Secured Party does not so elect, Debtor shall continue to collect the accounts. To the extent that Secured Party shall at any time or from time to time demand, Debtor shall forthwith account for and transmit to Secured Party in the form as received all proceeds of collection of accounts received by Debtor and shall not commingle such proceeds with any funds of Debtor. But until and except to the extent that Secured Party shall make demand as aforesaid, Debtor shall have the right to use the proceeds of Collateral to carry on its business in accordance with sound business practices.

            (d) Secured Party shall have the right in its own name or in the name of Debtor to demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the accounts and to endorse the name of Debtor on all commercial paper given in payment or part payment thereof, and in its discretion to file any claim or take any other action or proceeding which Secured Party may deem necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in the accounts and the proceeds thereof.

            (e) Debtor will from time to time execute such further instruments and do such further acts and things as Secured Party may reasonably require by way of further assurance to Secured Party of the matters and things in this Security Agreement provided for or intended so to be. Without limiting the foregoing, Debtor agrees to mark its books and records to reflect the security interest of Secured Party in and to all the Collateral.

            (f) Debtor may grant, in the ordinary course of business, to any party obligated on any of the accounts receivable, any rebate, refund or adjustment to which such party may lawfully be entitled, and may accept, in connection therewith, the return of goods, merchandise or other personal property, the sale, lease or other disposition of which shall have given rise to such accounts receivable. Any such action by Debtor shall not be construed as a breach of Debtor's warranties expressed in Paragraph 3(a).

         5. SPECIAL PROVISIONS REGARDING INVENTORY AND EQUIPMENT.

            (a) So long as any portion of the Obligations of Debtor to Secured Party secured hereby shall remain unpaid, Debtor shall at its own expense keep all inventory and equipment insured in accordance with the requirements of the Senior Creditor Loan Documents or, if none, in accordance with the reasonable requirements of Secured Party, and all policies of casualty insurance shall contain loss payable clauses to Secured Party as its interest may appear, the form of endorsements to such policies to that end to be otherwise in form and content satisfactory to Secured Party.

            (b) So long as any portion of the Obligations of Debtor to Secured Party secured hereby shall remain unpaid, Debtor warrants that all inventory and equipment subject to the security interest granted hereby will at all times be owned by Debtor free and clear of security interests of any kind whatsoever, excepting only Permitted Liens.

            (c) Debtor may use, consume and sell inventory in carrying on its business in the ordinary course substantially in the same manner as now conducted; but a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owing by Debtor except to the extent such debts may be attributable to progress payments by the purchaser or transferee related to the purchase of the property transferred.

            (d) Debtor will from time to time execute and deliver to Secured Party such lists, descriptions and designations of inventory and equipment as Secured Party may require to identify the nature, extent and location of inventory and equipment.

         6. GENERAL COVENANTS.

            (a) Debtor agrees to pay promptly when due all taxes, assessments and governmental charges upon or against Debtor or theproperty or operations of Debtor, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings.

            (b) Debtor agrees to execute and deliver such financing statement or statements, or amendments thereof or supplements thereto, or other instruments as Secured Party may from time to time require in order to comply with the Code and to preserve and protect the security interest hereby granted. In the event for any reason the law of any other jurisdiction than the State of New York becomes or is applicable to the Collateral or any part thereof, or to any loan by Secured Party, Debtor agrees to execute and deliver all such instruments and to do all such other things as may be necessary or appropriate to preserve, protect and enforce the security interest and lien of Secured Party under the law of such other jurisdiction to at least the same extent as such security interest would be protected under the Code.

            (c) In the event Debtor shall fail to pay taxes, assessments, costs and expenses which Debtor is, under any of the terms hereof, required to pay, or fails to keep the Collateral free from other security interests, liens or encumbrances other than Permitted Liens, Secured Party may make expenditures for any or all such purposes and the amount so expended, together with interest thereon at a rate equal to the Default Rate (as defined in the Note), shall become immediately due and payable by Debtor to Secured Party and shall have the benefit of and be secured by the security interest herein granted and agreed to. All costs and expenses of Secured Party in retaking, holding, preparing for sale and selling or otherwise realizing upon any Collateral upon an Event of Default, including court costs and attorneys' fees and legal expenses where permitted by law, shall likewise constitute additional Obligations of Debtor which Debtor promises to pay on demand and which shall be entitled to the benefit of and be secured by said security interest.

         7. EVENTS OF DEFAULT; REMEDIES.

        (a) For purposes hereof, "Event of Default" means the occurrence of any one or more of the following events:

               (i) a failure by Debtor to pay when due any sum under the Note or the Purchase Agreement;

               (ii) a failure by Debtor or the Guarantor to comply with any other covenants or provisions of the Note, the Mortgage (as defined in the Note), this Security Agreement, the Purchase Agreement or the Guaranty Agreement dated the date hereof, by the Guarantor to the Secured Party (the "Guaranty") and such failure shall continue unremedied for thirty (30) days after written notice thereof by

                      Secured Party to Debtor or the Guarantor, as applicable, specifying such default;

             (iii) Any representation or warranty of Debtor or the Guarantor in this Security Agreement, the Mortgage, the Note, the Guaranty or the Purchase Agreement proves to be untrue or misleading in any material respect;

              (iv) The loss, theft, substantial damage or destruction to or of any material portion of the Collateral unless such loss, theft, substantial damage or destruction is fully covered by insurance and the proceeds are used either to replace the Collateral or to prepay the Note or the indebtedness owed to the Senior Creditor under the Senior Creditor Loan Documents;

               (v) Any sale, transfer or assignment, or the pledge, hypothecation or other encumbrance, by Debtor of any of the Collateral, except as permitted by this Security Agreement;

              (vi) Business failure, appointment of a receiver of any parts of the property of, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Debtor or the Guarantor;

             (vii) Any event of default under the Senior Creditor Loan Documents; or

            (viii) Any sale of all or substantially all of the assets of Debtor or the Guarantor without the prior written consent of the Secured Party or any sale, disposition or issuance of capital stock, common or preferred, of Debtor without the prior written consent of the Secured Party such that Debtor is no longer a wholly-owned subsidiary of the Guarantor or any sale, disposition or issuance of capital stock, common or preferred, of the Guarantor without the prior written consent of the Secured Party such that any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than existing shareholders or their heirs, devisees or legatees or a corporation, trust or partnership controlled by such shareholders, hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of capital shares of the Guarantor, which shares are entitled at the time to voting power of 50% or more in the election of directors of the Guarantor.

       (b) Upon the occurrence of an Event of Default, Secured Party shall have, in addition to all the rights and remedies of a secured party under the Code, the right:

               (i) to take possession of any or all of the Collateral wherever situated and, for such purpose, to enter upon any premises where the Collateral is located; and

              (ii) to sell, dispose of, hold, use or lease any or all of the Collateral as Secured Party in its sole discretion shall decide. Secured Party shall give Debtor reasonable notice of the time and place of any public or private sale or other intended disposition of all or any portion of the Collateral. The requirements of reasonable notice shall be met if written notice is mailed by certified or registered mail, return receipt requested, to Debtor at its address set forth herein postage prepaid not less than ten (10) business days prior to the sale or other disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall be paid by Debtor. Secured Party's rights and remedies, whether pursuant hereto or pursuant to the Code or any other statute or rule of law conferring rights similar to those conferred by the Code, shall be cumulative and not alternative.

         (c) Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in Secured Party's possession if it takes such action for that purpose as Debtor requests in writing, but failure of Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

         8. EXPENSES. To the extent that Secured Party incurs any costs or expenses in protecting or enforcing its rights in the Collateral, including but not limited to reasonable attorneys' fees and the costs and expenses of litigation, such costs and expenses shall be due from Debtor on demand and, if not paid, shall be included in the Obligations secured hereby.

         9. NOTICES. All notices required or permitted to be given pursuant to this Security Agreement shall be given by certified mail, postage prepaid, addressed as follows:

       To Debtor at:                     ACS Acquisition Corp.
                                         c/o Aqua Care Systems, Inc.
                                         11820 N.W. 37th Street
                                         Coral Springs, Florida 33065
                                         Attention: President and CEO

       To Secured Party at:              The Duriron Company, Inc.
                                         3100 Research Boulevard
                                         Dayton, Ohio 45420
                                         Attention: Vice President,
                                         Secretary and Legal Counsel

Either party may change its notice address from time to time by written notice to the other party in the manner set forth herein.

         10. TERMINATION OF THIS SECURITY AGREEMENT. This Security Agreement and the security interest created hereunder shall terminate only when Debtor has fully satisfied the Obligations. At such time, Secured Party shall execute and deliver all such instruments as Debtor shall reasonably request in confirmation of such termination.

         11. WAIVER; WARRANTY. No waiver by Secured Party of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default on a future occasion. Debtor hereby represents and warrants the existence of all necessary power to enter into and execute this Security Agreement and that this Security Agreement is not in violation of its articles, charter, regulations or by-laws, or of any federal, state or local laws or judicial rulings, or of any contractual obligation with any third party, and that this Security Agreement is enforceable in accordance with its terms.

         12. TIME OF THE ESSENCE. Time is of the essence in this Security Agreement.

         13. GENERAL. All representations and warranties contained herein shall survive the execution of this Security Agreement. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York. It shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, legal representatives, successors and assigns.

         14. JURY TRIAL WAIVER. DEBTOR, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN DEBTOR AND SECURED PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY IN CONNECTION WITH THIS SECURITY AGREEMENT, THE PURCHASE AGREEMENT, THE NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         15. SUBORDINATION AGREEMENT. The rights and remedies of the Secured Party under this Security Agreement are subject to a Subordination Agreement dated the date hereof, among the Secured Party, the Debtor and the Senior Creditor.

       IN WITNESS WHEREOF, Debtor and Secured Party have executed this Security Agreement on the date first set forth above.

                                          "Debtor"

                                          ACS ACQUISITION CORP.,
                                          a New York corporation


                                          By:______________________________
                                             Name:
                                             Title:

                                          "Secured Party"

                                          DURCO INTERNATIONAL INC.,
                                          a New York corporation


                                          By:_______________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT P

                                    MORTGAGE


THE PREMISES SUBJECT TO THIS MORTGAGE ARE NOT PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE MAXIMUM PRINCIPAL INDEBTEDNESS WHICH IS OR UNDER ANY CONTINGENCY MAY BE SECURED BY THIS MORTGAGE IS TWO MILLION FOUR HUNDRED FORTY-ONE THOUSAND THREE HUNDRED NINETY-SEVEN AND 00/100 DOLLARS U.S. ($2,441,397.00), TOGETHER WITH (I) TAXES, CHARGES OR ASSESSMENTS WHICH MAY BE IMPOSED BY LAW UPON THE PREMISES, (II) PREMIUMS ON INSURANCE POLICIES COVERING THE PREMISES, AND (III) EXPENSES INCURRED IN UPHOLDING THE LIEN OF THIS MORTGAGE INCLUDING, BUT NOT LIMITED TO (A) THE EXPENSES OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, (B) ANY AMOUNT, COST OR CHARGE TO WHICH THE MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY, AND (C) INTEREST AT THE DEFAULT RATE (OR PREVAILING INTEREST RATE) UNDER THE NOTE HEREINAFTER REFERRED TO AND PENALTIES PROVIDED FOR HEREIN.

         THIS MORTGAGE, made the _____ day of June, 1997, BETWEEN ACS ACQUISITION CORP., a New York corporation having an address at c/o Aqua Care Systems, Inc., 11820 N.W. 37th Street, Coral Springs, Florida 33065 (the "Mortgagor"), and DURCO INTERNATIONAL INC., a New York corporation having an office at 3100 Research Boulevard, Dayton, Ohio 45420 (the "Mortgagee").

         WITNESSETH, that to secure the payment of all amounts (the "Indebtedness") that are now or hereafter owed to the Mortgagee under or in respect to that certain Note dated the date hereof, from Mortgagor to Mortgagee in the principal amount of $2,441,397.00 and the Asset Purchase Agreement dated June ___, 1997 (the "Purchase Agreement"), among the Mortgagee, the Mortgagor and Aqua Care Systems, Inc., a Delaware corporation, and secured by, among other instruments (including this Mortgage), a Security Agreement dated the date hereof, by the Mortgagee to the Mortgagor (the "Security Agreement"), the Mortgagor hereby mortgages to the Mortgagee:

         ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the County of Erie and State of New York, bounded and described on Exhibit A hereto.

         TOGETHER with all right, title and interest of the Mortgagor in and to the land lying in the streets and roads in front of and adjoining said premises;

         TOGETHER with all fixtures, chattels and articles of personal property now or hereafter attached to or used in connection with said premises, including but not limited to furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other equipment and machinery, appliances, fittings, and fixtures of every kind in or used in the operation of the buildings standing on said premises, together with any and all replacements thereof and additions thereto;

         TOGETHER with all awards heretofore and hereafter made to the Mortgagor for taking by eminent domain the whole or any part of said premises or any easement therein, including any awards for changes of grade of streets, which said awards are hereby assigned to the Mortgagee, who is hereby authorized to collect and receive the proceeds of such awards and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness, notwithstanding the fact that the amount owing thereon may not then be due and payable; and the said Mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning said awards to the Mortgagee, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

AND the Mortgagor covenants with the Mortgagee as follows:

1. That the Mortgagor will pay the Indebtedness as hereinbefore provided.

2. That the Mortgagor will keep the buildings on the premises insured against loss by fire for the benefit of the Mortgagee; that such policies of casualty insurance shall contain loss payable clauses (including the standard mortgagee clause) to the Mortgagee as its interest may appear, the form of endorsements to such policies to that end to be in form and content satisfactory to the Mortgagee; and that it will reimburse the Mortgagee for any premiums paid for insurance made by the Mortgagee on the Mortgagor's default in so insuring the buildings.

3. That no building on the premises shall be altered, removed or demolished without the consent of the Mortgagee so as to diminish its market value.

4. That the whole of the Indebtedness shall become due at the option of the Mortgagee upon: (a) any "event of default" under the Security Agreement; or (b) any "event of default" under the Prior Mortgage (as hereinafter defined).

5. That the Mortgagor shall perform or observe all covenants and conditions to be performed or observed by the Mortgagor in the Mortgage dated the date hereof, between the Mortgagor and Fidelity Funding, Inc., as mortgagee (the "Prior Mortgage"), to which this Mortgage is subject (the "Prior Mortgage"). The Mortgagor represents that no default or event of default has occurred and is continuing under the Prior Mortgage and that no event has occurred which with notice or the passage of time or both would constitute such a default or event of default. Upon notice from the Mortgagee, simultaneously with the making of each payment of principal and interest on the Prior Mortgage, the Mortgagor shall deliver to the Mortgagee a copy of the check in the amount of such payment delivered to the holder of the Prior Mortgage. The Mortgagor hereby irrevocably designates the Mortgagee its agent and attorney-in-fact to perform or observe on behalf of the Mortgagor any covenant or condition which Mortgagor fails to perform or observe under the Prior Mortgage within any applicable grace period specified in the Prior Mortgage, and any advances made by the Mortgagee in connection with such performance or observance shall be repaid by the Mortgagor on demand with interest at the Default Rate (as defined in the Note) and the amount so advanced, with interest, shall be secured by this Mortgage. The Mortgagee shall have the right, but not the obligation, to so perform or so observe. The performance or observance of such covenant or condition by the Mortgagee shall not prevent the Mortgagor's failure to so perform or observe from constituting a default hereunder. In performing or observing any such covenant or condition, the Mortgagee shall have the right to enter upon mortgaged premises. Upon receipt by Mortgagee from the holder of the Prior Mortgage of any notice of default under the Prior Mortgage, the Mortgagee may rely thereon and take any action permitted by this paragraph to remedy such default notwithstanding that the existence of such default or the nature thereof may be questioned or denied by the Mortgagor.

The Mortgagor shall not enter into any modification or amendment to the Prior Mortgage nor acquire, whether directly or indirectly, any interest in the Prior Mortgage.

6. That the holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver.

7. That the Mortgagor will pay all taxes, assessments, sewer rents or water rates, and in default thereof, the Mortgagee may pay the same.

8. That the Mortgagor within five (5) days upon request in person or within ten (10) days upon request by mail will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the Indebtedness.

9. Any notice and/or demand or request shall be given or made in accordance with Section 9 of the Security Agreement.

10.      That the Mortgagor warrants the title to the premises.

11. That the fire insurance policies required by paragraph No. 2 above shall contain the usual extended coverage endorsement; that in addition thereto the Mortgagor, within thirty (30) days after notice and demand, will keep the premises insured against any hazard that may reasonably be required by the Mortgagee. All of the provisions of paragraphs No. 2 above relating to fire insurance and the provisions of Section 254 of the Real Property Law construing the same shall apply to the additional insurance required by this paragraph.

12. That in case of a foreclosure sale, said premises, or so much thereof as may be affected by this Mortgage, may be sold in one parcel.

13. That if any action or proceeding be commenced (except an action to foreclose this Mortgage or to collect the debt secured thereby), to which action or proceeding the Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage, all sums paid by the Mortgagee for the expense of any litigation to prosecute or defend the rights and lien created by this Mortgage (including reasonable counsel fees), shall be paid by the Mortgagor, together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on said premises, prior to any right, or title to, interest in or claim upon said premises attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured thereby, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

14. That the Mortgagor hereby assigns to the Mortgagee the rents, issues and profits of the premises as further security for the payment of the Indebtedness, and the Mortgagor grants to the Mortgagee the right to enter upon and to take possession of the premises for the purpose of collecting the same and to let the premises or any part thereof, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of said Indebtedness. This assignment and grant shall continue in effect until this Mortgage is paid. The Mortgagee hereby waives the right to enter upon and to take possession of said premises for the purpose of collecting said rents, issues and profits, and the Mortgagor shall be entitled to collect and receive said rents, issues and profits until default under any of the covenants, conditions or agreements contained in this Mortgage, and agrees to use such rents, issues and profits in payment of the Indebtedness becoming due on this Mortgage and in payment of taxes, assessments, sewer rents, water rates and carrying charges becoming due against said premises, but such right of the Mortgagor may be revoked by the Mortgagee upon any default, on five (5) days' written notice. The Mortgagor will not, without the written consent of the Mortgagee, receive or collect rent from any tenant of said premises or any part thereof for a period of more than one month in advance, and in the event of any default under this Mortgage will pay monthly in advance to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of said premises or of such part thereof as may be in the possession of the Mortgagor, and upon default in any such payment will vacate and surrender the possession of said premises to the Mortgagee or to such receiver, and in default payment will vacate and surrender the possession of said premises to the Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings.

15. That the whole of said Indebtedness shall become due at the option of the Mortgagee; (a) after failure to exhibit to the Mortgagee, within ten (10) days after demand, receipts showing payment of all taxes, water rates, sewer rents and assessments; or (b) after the actual or threatened alteration, demolition or removal of any building on the premises without the written consent of the Mortgagee (except to the extent permitted by this Mortgage); or
(c) after the assignment of the rents of the premises or any part thereof without the written consent of the Mortgagee; or (d) if the buildings on said premises are not maintained in reasonably good repair; or (e) after failure to comply with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the premises within three months from the issuance thereof; or (f) if on application of the Mortgagee two or more fire insurance companies lawfully doing business in the State of New York refuse to issue policies insuring the buildings on the premises; or (g) in the event of the removal, demolition or destruction in whole or in part of any of the fixtures, chattels or articles of personal property covered hereby, unless the same are promptly replaced by similar fixtures, chattels and articles of personal property at least equal in quality and condition to those replaced, free from chattel mortgages or other encumbrances thereon and free from any reservation of title thereto; or (h) after thirty (30) days' notice to the Mortgagor, in the event of the passage of any law deducting from the value of the land for the purposes of taxation any lien thereon, or changing in any way the taxation of mortgages or debts secured thereby for state or local purposes; or (i) if the Mortgagor fails to keep, observe and perform any of the other material covenants, conditions or agreements contained in this Mortgage.

16. The Indebtedness secured hereby shall, at the option of the Mortgagee, immediately become due and payable if the Premises are sold, conveyed or otherwise transferred or Mortgagor enters into a contract to do so without the prior written consent of Mortgagee, which consent may not be unreasonably withheld; provided, however, that Mortgagee may not withhold its consent to the transfer of the premises if Mortgagor substitutes as collateral therefor other premises with a fair market value equal to or in excess of the fair market value of the premises initially encumbered hereby. The fair market value of the respective premises shall be determined by appraisals thereof.

17. This Mortgage may not be changed or terminated orally. The covenants contained in this Mortgage shall run with the land and bind the Mortgagor, the heirs, personal representatives, successors and assigns of the Mortgagor and all subsequent owners, encumbrances, tenants and subtenants of the premises, and shall enure to the benefit of the Mortgagee, the personal representatives, successors and assigns of the Mortgagee and all subsequent holders of this Mortgage.

18. The rights and remedies of the Mortgagee under this Mortgage are subject to the Subordination Agreement dated the date hereof, among the Mortgagor, the Mortgagee and the Prior Mortgagee.

         IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor.

IN PRESENCE OF:                               MORTGAGOR:

                                              ACS ACQUISITION CORP.,
                                              a New York corporation


-------------------------                     -----------------------------
Name:                                         Name:
                                              Title:

-------------------------
Name:



STATE OF _____________   )
                         )  ss:
COUNTY OF ____________   )


         On June __, 1997, before me personally came _________________, to me known to be the individual described in and who executed the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at _________________; that he is the ___________ of ACS Acquisition Corp., a New York corporation, the corporation described in and which executed the above instrument; that he signed his name thereto by order of the Board of Directors of said corporation.

                                               -----------------------------
                                                   Notary Public

This instrument prepared by:

Arik A. Sherk, Esq.
Thompson Hine & Flory LLP
2000 Courthouse Plaza, N.E.
P.O. Box 8801
Dayton, Ohio  45401-8801

                                                                      EXHIBIT Q

                               GUARANTY AGREEMENT


         THIS GUARANTY is made as of this ____ day of June, 1997 by AQUA CARE SYSTEMS, INC., a Delaware corporation ("GUARANTOR"), to DURCO INTERNATIONAL INC., a New York corporation ("SELLER"), under the following circumstances:

         A. Pursuant to the Asset Purchase Agreement dated June ___, 1997 (as amended or modified from time to time, the "PURCHASE AGREEMENT"), among Seller, Guarantor and ACS Acquisition Corp., a New York corporation ("PURCHASER"), Purchaser has purchased from Seller the assets of the Filtration Systems Division of Seller.

         B. Pursuant to the Purchase Agreement, Purchaser has executed and delivered to Seller a promissory note dated the date hereof in the principal amount of $2,441,397.00 (as amended or modified from time to time, the "NOTE"). The Note is secured by a security agreement dated the date hereof, by Purchaser to Seller (as amended or modified from time to time, the "SECURITY AGREEMENT"), and a Mortgage dated the date hereof, by Purchaser to Seller (as amended or modified from time to time, the "MORTGAGE").

         C. The Purchase Agreement, the Note, the Security Agreement and the Mortgage are hereinafter referred to as the "SELLER DOCUMENTS."

         D. The Purchase Agreement requires that Guarantor shall unconditionally guarantee the full and prompt payment and performance of all indebtedness and obligations of Purchaser set forth in or becoming due and payable or performable under the Seller Documents.

         E. The parties hereto desire to set forth the terms and conditions by which Guarantor will guarantee such obligations and under which Seller will accept such guaranty.

         NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the anticipated benefits to Guarantor, Guarantor agrees for the benefit of Seller as follows:

         1. COVENANTS, AGREEMENTS AND REPRESENTATIONS

         1.1. Guarantor hereby, jointly and severally, absolutely and unconditionally guarantees to Seller (a) the full and prompt payment of the principal amount of the Note and all installments thereof, when and as the same shall become due, whether at stated maturity, by acceleration, in amortization installments or otherwise, (b) the full and prompt payment of the interest on the Note when and as the same shall become due, (c) the full and prompt payment of all other sums when and as the same shall become due and payable under the Purchase Agreement, the Note, the Mortgage, and/or any of the other Seller Documents, and (d) the prompt performance and observance of all covenants, agreements, terms and conditions to be performed or observed by Purchaser under or pursuant to the Seller Documents or any of them. All of the duties and obligations of Purchaser to make payments and to perform and observe the covenants, agreements, terms and conditions under or pursuant to the Seller Documents described in clauses (a) through (d) of this Section 1.1 are hereinafter collectively referred to as the "OBLIGATIONS." Upon the failure of Purchaser to punctually pay, perform or observe any of the Obligations, Guarantor, on demand by Seller, shall forthwith pay all sums not so paid as specified in the Seller Documents or, as applicable, perform or cause to be performed or observed any of the other Obligations which Purchaser has failed to perform or observe. Any and all payments by Guarantor hereunder shall be made in lawful money of the United States. Each and every default in the payment, performance or observance of any Obligation shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

         1.2. The obligations of Guarantor under this Guaranty shall not be released, discharged, affected, modified or impaired by reason of the happening from time to time of any event including, without limitation, any one or more of the following:

         (a) the compromise, settlement, release, discharge or termination of any or all of the Obligations, by operation of law or otherwise, except as may result from payment in full of the Note as to principal and interest and all other sums due and payable pursuant to the Seller Documents or performance of the Obligations in accordance with the Seller Documents;

         (b) failure to give notice to Guarantor of the occurrence of an event of default under the terms and provisions of any of the Seller Documents;

         (c) the waiver of the payment, performance or observance by Purchaser or Guarantor of any obligation, covenant or agreement contained in the Seller Documents;

         (d) the extension of the time for payment of principal of, or interest on the Note or any installment thereof or of the time for performance of any other obligation, covenant or agreement under or arising out of the Seller Documents or this Guaranty or the extension or the renewal of any thereof;

         (e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in any of the Seller Documents;

         (f) the taking of or omission to take any action under the Seller Documents or this Guaranty;

         (g) any invalidity or unenforceability of any term or provision of any of the Seller Documents, or any loss or release or substitution of, or other dealing with, the Note;

         (h) any failure, omission or delay on the part of Purchaser or Seller or any subsequent holder of the Note to enforce, assert or exercise any right, power or remedy conferred in this Guaranty, or any of the Seller Documents, or any other act or acts on the part of Seller or any subsequent holder of the Note;

         (i) any failure or loss of title with respect to the Purchaser's interest in the property subject to the Mortgage or any part thereof, or any damage to or destruction or condemnation of such premises or any part thereof;

         (j) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting Guarantor or Purchaser, or any of the assets of any of them;

         (k) the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty by operation of law or otherwise;

         (l) the default or failure of the Guarantor to fully perform any of its obligations set forth in this Guaranty;

         (m) Seller's failure to record the Mortgage or file any UCC financing statements (or Seller's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; or

         (n) any other event, circumstance, right, claim or defense of any character whatsoever, whether or not similar to the foregoing and, in any such case, whether with or without notice, or with or without consideration, to one or more of the Guarantor.

         1.3. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (excepting payment or performance in fact) which the Guarantor has or may have against Seller or Purchaser shall limit or in any way affect the Guarantor's obligations under this Guaranty.

         1.4. In the event of any default in the payment of principal of, or interest on the Note when and as the same shall become due, whether at the stated maturity thereof, by acceleration or otherwise, any default in the payment of any other amounts payable by Purchaser pursuant to the Seller Documents, or any default in the performance or observance of any other of the Obligations, Seller shall have the right to proceed first and directly against the Guarantor in any order under this Guaranty, without proceeding against Purchaser or any other person or entity or exhausting any other remedies which it may have and without resorting to any other security held by Seller.

         1.5. Guarantor hereby expressly waives notice from Seller of the acceptance of and reliance upon this Guaranty. Guarantor agrees to pay all the costs, expenses and fees, including all attorneys' fees, which may be incurred by Seller, in enforcing this Guaranty following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

         1.6. Guarantor shall indemnify Seller against loss, cost or expense by reason of the assertion by the Guarantor of any defense to its obligations hereunder or (so long as a default is continuing under this Guaranty) the assertion by Purchaser of any defense to its obligations under any Seller Document. The Guarantor waives any right or claim of right to cause a marshalling of the Purchaser's assets or to cause Seller to proceed against any of the security for the Note or for the obligations guaranteed hereby before proceeding against Guarantor in any particular order.

         1.7. The Guarantor expressly waives and relinquishes all rights and remedies (including any rights of subrogation, indemnification or reimbursement), whether against Purchaser, any other Guarantor or otherwise, accorded by applicable law to Guarantor or under any agreement now or hereafter with Purchaser; no payment by the Guarantor under any provision of this Guaranty shall entitle the Guarantor, by subrogation or otherwise, to any right, title or interest in and to the Obligations, any Seller Document, the premises subject to the Mortgage, Purchaser or any property of Purchaser.

         1.8. If claim is ever made upon Seller for repayment of any amount or amounts received by Seller in payment of the Obligations whether in any bankruptcy proceeding or otherwise, Guarantor shall indemnify Seller against loss, cost or expense by reason of such claim. If Seller is ever required to repay all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the cancellation of the Note or any other instrument evidencing or securing the any obligation, Guarantor shall be and remain liable to Seller for the amount so repaid to the same extent as if such amount had never originally been received by Seller.

         2. MISCELLANEOUS

         2.1. Guarantor's obligation under this Guaranty are independent of those of Purchaser. Any consents, approvals or notices required to be given to or obtained from Purchaser under any of the Seller Documents shall not be required to be given to or obtained from the Guarantor.

         2.2. No remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Seller to exercise any remedy reserved in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty should be breached by the Guarantor and thereafter duly waived by Seller, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder, and shall be limited to the particular beneficiary executing the waiver.

         2.3. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by Seller.

         2.4. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         2.5. This Guaranty constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty nor the obligations of the Guarantor hereunder shall, under any circumstances or in any legal proceedings, be deemed to have merged into or with any other agreement or obligation of Guarantor.

         2.6. In the event any provision of this Guaranty shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof. If any provision of this Guaranty shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

         2.7. The provisions of this Guaranty will bind and benefit the heirs, executors, administrators, legal representatives, successors and assigns of each of the Guarantor and Seller.

         2.8. This Guaranty and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law).

         2.9. GUARANTOR, TO THE EXTENT PERMITTED BY LAW, WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN GUARANTOR AND SELLER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN GUARANTOR AND SELLER IN CONNECTION WITH THIS GUARANTY OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

                IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

                                      AQUA CARE SYSTEMS, INC.,
                                      a Delaware corporation


                                      By:    _____________________________
                                             Name:
                                             Title: